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                                                                    EXHIBIT 10.8

                                MASTER AGREEMENT

                                       FOR

                 MARKETING, OPERATIONAL AND COOPERATIVE SERVICES

THIS AGREEMENT ("Agreement") for the performance of Marketing, Operational and Cooperative Services is executed and made effective as of November 27, 2001 (the "Effective Date"), among EQUIFAX CONSUMER SERVICES, INC., a Georgia corporation with a primary place of business at 1550 Peachtree Street NW, Atlanta, GA 30335("Equifax"), and INTERSECTIONS INC., a Delaware corporation with a primary place of business at 14930 Bogle Drive, Chantilly, VA 20151, and CREDITCOMM SERVICES LLC, a Delaware limited liability company with a primary place of business at 14930 Bogle Drive, Chantilly, VA 20151 (Unless the context otherwise requires, Intersections Inc. and CreditComm Services LLC are referred to herein collectively as "Intersections").

WHEREAS, Intersections is engaged, among other things, in the business of promoting, selling and providing consumer privacy and fraud prevention products and services, including credit monitoring, notification, credit analysis, theft of identity insurance, fraud consulting and related services; and

WHEREAS, Equifax is a consumer credit information company that maintains databases of consumer credit information and provides such data and related services to businesses and consumers; and

WHEREAS, pursuant to a certain Note Purchase Agreement dated as of November 27, 2001 among Intersections and CreditComm, as the issuers, and CD Holdings
Inc., an Affiliate of Equifax, as the Purchaser, (the "Investment Agreement"), Equifax is concurrent with this agreement, loaning certain funds to Intersections; and

WHEREAS, to further develop their relationship, the parties desire to provide to each other certain marketing and operational support, and to collaborate in exploring certain cooperative opportunities as described herein, and to perform and assume the functions, responsibilities and tasks associated with such marketing and operational support services.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1. Capitalized terms not defined herein shall have the meanings set forth on Exhibit A hereto.

2.       AGREEMENT TO PROVIDE SERVICES.

         2.1. Intersections shall, subject to the terms and provisions of this Agreement, provide Equifax with (i) Credit Watch (Offline) Services as described on Exhibit B, and Credit Watch On-line Ordering Services as described in Exhibit B-1 and (ii) such other services

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         as the Parties may from time to time mutually agree upon pursuant to
         Sections 5 or 6 hereof (collectively, the "Intersections Services").

         2.2. Equifax shall, subject to the terms and provisions of this Agreement, provide Intersections with (i) Online Ordering for Tri-Bureau Reports Services as described on Exhibit C and (ii) such other specific services as the Parties may from time to time mutually agree upon pursuant to Sections 5 or 6 hereof (collectively, the "Equifax Services").

3.       PERFORMANCE AND RESOURCES

         3.1. Each Party agrees that its respective performance of the Services, or any other obligation under this Agreement, shall at a minimum (a) be performed for the other Party in a diligent, workmanlike manner in accordance with generally accepted, industry standards applicable to the performance of such Services, and (b) shall meet or exceed each of the applicable Performance Standards set forth in the Exhibit applicable to such Service, subject to any limitations, and in accordance with the provisions of this Agreement.

         3.2. Except as otherwise provided in the Agreement, Equifax and Intersections, respectively shall each provide and administer, manage, support, maintain and pay for all resources (including, without limitation, personnel, hardware, software, facilities, services and other items, however described) necessary or appropriate to provide, perform and deliver the Equifax Services or the Intersections Services, respectively, or in performing any other obligation as described in the Agreement.

         3.3. Each Party represents and warrants that it has, and during the Term will have, and each of the employees and subcontractors that it will use to provide and perform the Services has, and during the Term will have, the necessary knowledge, skills, experience, qualifications, rights and resources to provide and perform the Services in accordance with the Agreement.

         3.4. Each Party will have the right to change the location of the activities associated with any Services with the prior written consent of the other Party which consent shall not be unreasonably withheld.

         3.5. The Parties covenant to timely and diligently cooperate to effect the goals, objectives and purposes of the Agreement and to facilitate the performance of their respective duties and obligations under the Agreement in a commercially reasonable manner. Further, the Parties agree to deal and negotiate with each other and their respective Affiliates in good faith in the execution and implementation of their duties and obligations under the Agreement. However, nothing in this Agreement or Exhibit shall be construed as creating a relationship in which either Party is the fiduciary of the other.

         3.6. During the term of this Agreement, Equifax and Intersections will permit employees and agents of the other reasonable access to its premises if reasonably necessary for the Party to perform the Services or otherwise perform under this Agreement. While on the premises of the other, the employees and agents of the visiting Party shall abide by the

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         rules and regulations of the hosting Party. The visiting Party shall indemnify, defend and hold the hosting Party harmless from and against any and all damages, losses, costs and expenses suffered or incurred by reason of damage to person or property caused by the gross negligence or willful misconduct of its employees or agents while on the premises of the hosting Party.

4.       CUSTOMER SERVICE

         4.1. For each Service, the Parties shall agree as to (i) the elements of customer service to be provided, (ii) which party shall provide the same, and (iii) the performance standards that shall apply to such Customer Service. Such agreement shall be specified on the applicable Exhibit.

5.       CHANGES OR ADDITIONS TO SERVICES

         5.1. Changes to Services. In the event that either Party wishes to change the scope of a Service currently being provided, the requesting Party's Project Executive or his or her designee shall submit a written proposal to the other Party's Project Executive describing such desired change or such additional Service. Such Party's Project Executive shall review the proposal and reject or accept the proposal in writing within a reasonable period of time, but in any event within thirty (30) days after receipt of the proposal. The Project Executive may also request that the Integrated Planning Team review the proposal within the thirty-day (30) period and provide it with such additional information as it requests. In the event that the proposal is rejected, the writing shall include the reason for rejection. In the event that the proposal is accepted, the parties shall mutually agree to terms of such change and memorialize such by amending the applicable Exhibit pursuant to
         Section 23 as applicable.

         5.2. Additional Services. In the event that either Party wishes to request that the other provide a service not currently provided pursuant to this Agreement, such requesting Party's Project Executive or his or her designee shall submit a written proposal to the other Party's Project Executive and such proposal shall be considered pursuant to the process and time frames set forth in subparagraph 5.1. above. Any new Services to be performed pursuant to this Agreement shall be memorialized in writing by the Parties by entering into an Exhibit to this Agreement in substantially the form of Exhibit D-4.

6.       AGREEMENT REGARDING CERTAIN COOPERATIVE OPPORTUNITIES

         6.1. Cooperative Opportunities. Equifax and Intersections shall cooperate in exploring the efficiency of pursuing the opportunities set forth on Exhibits D (New Product Development Cooperation); D-1 (Extension Product Development); D-2 (Product Convergence Cooperation); and D-3 (Marketing Channels Cooperation) (collectively the "Cooperative Opportunities").

                  6.1.1.   Commitment to Investigate. Each Party shall dedicate
                        an appropriate level of resources (as determined by the respective Party, in its sole discretion) to investigate the desirability of pursuing the Cooperative Opportunities and may assign the Integrated Planning Team to this function. The Parties shall (i) pursue

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                  each of the Cooperative Opportunities in the priorities
                  indicated by the "Commence Activity dates and the "Reach Go or No-Go Decision" dates ("Decision Dates") set forth on Exhibits D, D-1, D-2, and D-3, (ii) by the indicated Decision Dates decide whether to terminate such project or continue to pursue such project, (iii) if the decision is to continue to pursue such project, jointly agree to the respective commitments of each Party in a writing which will be added to this Agreement as an Exhibit in substantially the form of Exhibit D-4, which at a minimum shall include the following: (a) a description of the service or product to be provided, (b) a description of the obligations of each Party, (c) a determination of ownership of the product or service, (d) how User Information is to be treated, (e) a determination of the ownership of customers relating to the Service, (f) a determination of the applicability of privacy policies, (g) a license of any Marks
                  (h) a determination of ownership of any intellectual property related to the Service and specifies any usage rights (i) how costs incurred and revenues are to be allocated between the Parties, (j) timetable for implementation, and (k) any other specific requirements or additional terms applicable to the Service and agreed to by the Parities.

         6.2. No Other Obligation. Equifax and Intersections each acknowledge and agree that (i) nothing contained in this Section 6 or elsewhere in this Agreement obligates either Party to pursue any Cooperative Opportunity beyond the specific limited obligations of
         Section 6.1.1 and none is to be implied from any provision of this Agreement; (ii) either Party may decide not to pursue any of the Cooperative Opportunities; (iii) neither Party is obligated to enter into any Exhibit or other Agreement with respect to any Cooperative Opportunity and may in its absolute sole discretion choose not to; and
         (iv) no obligation regarding any Cooperative Opportunity beyond those specifically set forth in Section 6.1.1 exists and shall not exist unless and until the Parties enter into a separate additional Exhibit or other Agreement in writing executed by both Parties setting forth such additional obligations with respect to such Cooperative Opportunity.

         6.3. Intersections' Business. Each of the Parties acknowledges and agrees that the business as presently conducted by Intersections presently includes the products, services and processes constituting the Cooperative Opportunities identified on Exhibits D (New Product Development Cooperation); D-2 (Product Convergence Cooperation); and D-3 (Marketing Channels Cooperation).

          6.3.1 Excluded Business. Each of the Parties acknowledges and agrees that the business as presently conducted by Intersections does not presently include the products and services constituting Cooperative Opportunities identified on Exhibit D-1 (Extension Product Development), and that the same do not, nor shall they be construed to constitute, an agreed expansion of the business as presently conducted by Intersections. If, and only if, (i) Equifax agrees that it and Intersections shall pursue any such Cooperative Opportunity and (ii) the Parties execute any required exhibit or other written agreement indicating their mutual agreement regarding such Cooperative Opportunity, shall the business of Intersections include, or be deemed to include, any such Cooperative Opportunity.

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         6.4      Limitations. Notwithstanding any other provision of this
         Agreement, Intersections agrees that if the Parties do not agree to mutually pursue a Cooperative Opportunity identified in Group B of Exhibit D (New Product Development Cooperation), or in Exhibit D-1 (Extension Product Development), Intersections shall not pursue such opportunity without Equifax unless Equifax has given its consent in writing to Intersections so pursuing such opportunity; provided, however, that Intersections may pursue an opportunity included in Group B of Exhibit D if it first presents to Equifax a written confirmation (in a form reasonably satisfactory to Equifax) signed by a non-consumer business customer requesting such product.

7.       AGREEMENT REGARDING EQUIFAX CREDIT INFORMATION

         7.1. Intersections shall use Equifax Credit Information as the sole component of all of its existing and future one-bureau products that require credit information, subject to the provisions of the Data Agreement and the Credit Monitoring Agreement. In addition, Intersections shall utilize Equifax Credit Information as one of the two bureaus used in any of its dual bureau products, and as one of the three bureaus used in any tri-bureau products requiring credit information unless an Intersections client makes a specific request not to include Equifax.

         7.2. Simultaneously with entering into this Agreement, Intersections and Equifax (or an Equifax Affiliate, shall enter into an amendment to Agreement - Consumer Disclosure Service (the "Data Agreement") in the form attached hereto as Exhibit E providing for certain changes in the terms upon which Intersections receives Equifax Credit Information.

         7.3. Simultaneously with entering into this Agreement, Intersections and Equifax (or an Equifax Affiliate) shall enter into an agreement in a form substantially similar to that attached hereto as Exhibit F (the "Credit Monitoring Agreement") pursuant to which Equifax shall provide to Intersections Credit Monitoring Services, i.e., a process whereby Equifax (or an Equifax Affiliate) monitors the credit file of Intersections' customers and reports to Intersections specific changes to the files which Intersections will then report to the customer as a component of its monitoring products.

         7.4. Intersections shall use its best efforts to transition all of its existing one bureau and dual bureau reports products to use Equifax Credit Information as its underlying component, not later than one hundred and eighty (180) days after the Effective Date.

         7.5. Intersections will on a monthly basis report to Equifax the number of its one bureau and dual bureau report customers who have been converted to Equifax and the number still to be converted.

         7.6. Equifax will cooperate with Intersections in its transition efforts including providing such reasonable assistance that Intersections may request (subject to any legal or contractual obligations restraining Equifax's actions).

8.       AGREEMENT REGARDING EQUIFAX AUTHENTICATION SERVICES.

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         8.1.     Intersections shall use Equifax eIDverifier(TM) authentication services as its exclusive online authentication service for all websites maintained by it for the purpose of selling products, except that Intersections may continue to utilize another service to authenticate for the existing clients shown on Exhibit G.

9.       AGREEMENT REGARDING WEBSITE HOSTING.

         9.1. Simultaneously with entering into this Agreement, Intersections and Equifax shall enter into a hosting agreement in a form substantially similar to that attached hereto as Exhibit H whereby Equifax shall provide webpage hosting services to Intersections on the terms and for the fees set forth in such agreement.

10.      FEES AND PAYMENT.

         10.1. Fees. Intersections shall pay Equifax for all the Equifax Services as described on the applicable Exhibits, and Equifax shall pay Intersections for all the Intersections Services as described on the applicable Exhibits, at the rates specified on each such Exhibit. In addition, each Party shall pay to the other (i) any costs incurred by a Party specifically required to be reimbursed/paid by the other Party,
         (ii) any revenue share amount specified in this Agreement, and (iii) any other amount agreed to by the parties to be paid.

         10.2. Payments. The Parties shall render invoices monthly, as applicable. All invoices submitted by either Party are due and payable within thirty (30) days of the receipt of the invoice, subject to the right of the Party receiving the invoice to withhold payment in the event of a good faith dispute pursuant to Section 10.4. Late payments shall accrue interest from the invoice date at the lesser of (i) one-and-one-half percent (1 1/2%) per month and (ii) the highest rate allowed by law. Subject to Section 10.4, if either Party fails to pay any invoice within thirty (30) days after receipt of the invoice date, and thereafter fails to make such payment within fifteen (15) days after written notice from the invoicing Party of such failure, the invoicing Party may, in addition to any other remedies available to it under this Agreement, suspend performance of Services.

         10.3. Credits. With respect to any amounts to be paid or reimbursed by one Party to the other pursuant to this Agreement for any month, a Party may, at its option, pay that amount to the other Party by giving the other Party a credit against amounts otherwise payable. Any such credit shall be clearly reflected on the invoice(s) submitted to the other party for such month.

         10.4. Remittances. Where any Service requires a Party to collect funds on behalf of such other Party, the collecting Party shall (i) duly collect all funds as agreed for the other Party, (ii) maintain reasonable and customary accounting records showing the amounts collected, any refunds or incomplete payments process, and (iii) pay such amounts to the other Party in accordance with the timetable to be agreed upon by the Parties and include with such payment a detailed accounting with such payment.

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                  10.4.1   Remittances that are paid to a Party late shall be
                  subject to the interest rate set forth in Section 10.2 above, which the collecting Party shall also pay to the represented Party when remitting such collected funds.

         10.5. Disputed Amounts. If a Party, in good faith, disputes any amounts regarding the Services, or any other obligation under this Agreement, such Party may withhold any such disputed amounts from any amounts owed to the other Party pursuant to this Agreement, if the problem giving rise to the dispute has not been resolved to the Party's reasonable satisfaction by the time payment on such invoice is due. In accordance with the resolution of the dispute, the Party shall pay to the Party owed the amounts agreed upon to be paid pursuant to such resolution. Regardless of any dispute, a Party shall remit to the other the invoiced amount minus the disputed amount.

         10.6. Taxes. Unless otherwise stated in an applicable Exhibit, the costs and fees payable under such Exhibit shall be exclusive of any and all sales, use, ad valorem, value added or similar taxes.

         10.7. Additional Taxes. If an additional sales, use, privilege, value added, excise, services or similar tax is assessed on the provision of any of the Services, or any Deliverable relating to a Service, however levied or assessed, the Party receiving the Service shall be responsible for and pay the amount of any such tax. The Party rendering the Service will add to any charges hereunder to which such taxes apply, amounts equal to any such taxes, however designated or levied, based upon such charges, or upon this Agreement or any Services or items provided hereunder, or their use, and any such taxes or amounts in lieu thereof shall be paid by the other Party in respect of the foregoing. Invoices shall identify those Services that are subject to tax.

         10.8. Cooperation. The parties shall cooperate reasonably with each other to determine accurately each Party's tax liability and to minimize such liability to the extent legally permissible. To substantiate any claimed exemptions, the Party claiming the exemption shall supply to the other the appropriate exemption or resale certificates.

         10.9. Method of Payment. Unless otherwise stated in the applicable Exhibit or otherwise agreed to by the parties, all amounts payable by the parties for the services rendered by the other pursuant to this Agreement shall be remitted in United States dollars in the form of a wire transfer.

11.      MANAGEMENT AND REPORTS

         11.1. Integrated Planning Team. The Parties shall form and participate in an Integrated Planning Team composed of three representatives from each company for the following purposes: (i) to provide leadership and direction for the relationship over the Term of the Agreement; (ii) to perform the activities described in Section 6 regarding the Cooperative Opportunities, (iii) to participate in the Dispute Resolution Process pursuant to Section 21, and (iv) to report to Intersections and Equifax regarding each of the foregoing areas.

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                  11.1.1.  The Integrated Planning Team shall meet periodically, as shall be mutually agreed, to discuss issues that arise in the performance of any Service or any other obligation under this Agreement.

         11.2. Project Executives and Managers. Prior to the Effective Date, Intersections and Equifax will each designate a Project Executive to whom all communications regarding the Parties' relationship under this Agreement may be addressed and who has the authority to act for the appointing Party and its subcontractors in connection with all aspects of this Agreement.

         11.3. Reports. Equifax and Intersections shall agree on the form of reports that shall be provided with respect to the Equifax Services and the Intersections Services and unless the parties otherwise agree, such reports shall be described on each Exhibit with respect to the Service, or obligation, to which it relates. In general, each Party will provide reports to the other that reflect in detail (i) the quantities of Services provided, (ii) revenues and cost associated therewith, and
         (iii) evidence of compliance with any applicable performance criteria or service level.

         11.4. Use of Subcontractors. Each Party may engage subcontractors to perform and deliver any part or portion of the Services. Each Party shall remain primarily liable and obligated to the other Party for the timely and proper performance of all of its obligations hereunder even if such obligations are delegated to third-party subcontractors, and for the proper and timely performance and actions of any person or entity to which it delegates or subcontracts any such obligation.

12.      OWNERSHIP OF WORK PRODUCT, TRADENAMES, AND TRADEMARKS

         12.1. Ownership of Services. Except as otherwise provided herein or in an Exhibit, or unless the Parties otherwise agree in writing, and except for Confidential Information (which shall exclusively be governed by Section 13) Equifax and Intersections, each acknowledges and agrees that (i) each shall be the sole and exclusive owner of all Intellectual Property relating to the Equifax Services, and the Intersections Services, respectively. and (i) Marks (x) owned by the Party as of the Effective Date, (y) created by it after the Effective Date, or (z) assigned to it pursuant to Section 12.8,

                  12.1.1.  No Transfer of Ownership. Nothing in this Agreement is intended to transfer any ownership rights to any Intellectual Property or Mark from one Party to another. Title to and ownership of a Party's Intellectual Property or Marks shall remain with the Party. Each Party hereby acknowledges and agrees that it will not use or apply to register any Intellectual Property owned, or Mark used by the other Party, whether registered or unregistered, or any other name, mark, designation, logo, device or design similar to any Mark of the other, except on Services and Deliverables provided or produced for the other Party pursuant to this Agreement and in accordance with the provisions of this Agreement.

                  12.1.2.  No Challenge to Ownership. Neither Equifax nor
                        Intersections will challenge the validity or ownership of any Intellectual Property or Marks provided or

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                  originated by the other, nor assert any adverse claims of
                  ownership thereof, and each Party agrees that it will execute and deliver to the other any and all documents necessary to confirm the first Party's ownership rights therein

         12.2. Ownership of Materials. The Parties shall agree with respect to any Program Communications and Work Products to be produced pursuant to this Agreement, which Party shall have and retain ownership and the Intellectual Property rights (the nature and extent of such rights) in any such Program Communications and Work Products that are created, prepared or produced in connection with this Agreement and all such Program Communications and Work Product shall remain the property of the designated Party.

                  12.2.1.  Any Program Communications and Work Products created, prepared and produced jointly shall vest jointly, unless the Parties otherwise agree in writing.

                  12.2.2.  Notwithstanding Section 12.2.1, unless the Parties otherwise agree in writing, any artwork, text, copy, materials or original concepts of any kind that either Party provides to the other ("Artwork"), whether for the purpose of inclusion or use in the creation of the Program Communications or Work Product or for any other purpose, shall remain the exclusive property of the providing Party, and Marks provided therein shall remain the exclusive property of such Party. Each Party agrees with respect to such Artwork and Marks, (i) that consistent with the other Party may use any of its Artwork or Marks incorporated into jointly produced and owned Program Communications and Work Products as the Parties have agreed such Party may use such Program Communications and Work Products, (ii) a Party shall not use the other Party's Artwork or Marks other than in accordance with the terms of this Agreement, provided, however, that Equifax understands that Intersections works with credit grantors on marketing programs and that certain materials developed for Equifax may be adaptations of materials successfully used with such other such programs, and materials developed for Equifax may be adapted to such other programs.

         12.3. Trademark Licenses. A Party may by including the specific terms of such license in an Exhibit relating to a Service grant to the other a non-exclusive license to use such of its Marks as it provides to the other: (a) with respect to the Services to be performed pursuant to such Exhibit and with respect to any Deliverables related thereto,
         (b) on the Party's webpages in links to the other's websites in connection with advertising such Services, (c) with respect to any Cooperative Opportunity, as the Party's shall agree in writing pursuant to Section 6, and (d) in any other manner approved in writing by the owner of the Marks in connection with this Agreement.

                  12.3.1.  Limitations. The licensee will use the Marks (i)
                        exactly in the form provided and in conformance with any trademark usage policies or other directions provided to such Party by the owner of the Marks, and (ii) only in the United States of America and Canada. The licensee will not take any action inconsistent with the owner's ownership of the Marks, and any benefits accruing from use of such Marks will automatically vest in the owner of the Marks. The licensee will not form any combination marks with the other Party's Marks.

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                  12.3.2.  Product Identification and Labeling. The Parties will agree as to each Service (including any related Deliverables) to be provided hereunder, which Party's Marks will apply to such Service. Where it is determined that a Party's Marks shall be applied to a particular Service, the same shall be indicated in the Exhibit relating to that Service or otherwise in writing and the terms of this Section 12 shall apply.

                  12.3.3.  Termination of License. A Party may terminate any trademark license granted in accordance with this
                        Section 12.3 with respect to one or more of its Marks, if, in its sole discretion, the licensee's use of the Marks tarnishes, blurs or dilutes the quality associated with any of the Marks or the associated goodwill and such problem is not cured within ten (10) days after receipt of written notice of such complaint. Alternatively, instead of terminating the license in total, the owner may specify that the other Party may utilize the Marks in a different manner, or, with respect to Internet usage, that certain pages of the licensee's website may not contain the Marks.

         12.4. New Marks. In the event that pursuant to this Agreement, the Parties agree to produce a new trade name or trademark to be associated with a new product or service, the Parties shall in the Exhibit or other writing memorizing the agreement regarding such new product or service, indicate which Party shall have ownership of any such trade names, trademarks, service marks or other associated intellectual property.

         12.5. Sublicensing Limits. No license rights granted pursuant to this Agreement are sublicenseable. Notwithstanding the foregoing, either Party may use third-party web hosts or web integrators, but all actions or failures to act of the web hosts or web integrators, as the case may be, that would be a breach of this Agreement, were the actions or failures to act taken by the applicable Party, will be deemed a breach of this Agreement.

         12.6. No Other Licenses. Except as specifically provided herein or in any Exhibit, neither Party grants to the other any right or license, express or implied, in the other's intellectual property or Marks.

         12.7. Survival. The provisions of this Section shall survive the expiration or termination of this Agreement for any reason whatsoever, and shall remain in full force and effect thereafter.

13.      CONFIDENTIAL INFORMATION

         13.1. Definition of Confidential Information. Each Party agrees that all information supplied by one Party and its Affiliates and agents (collectively, the "Disclosing Party") to the other ("Receiving Party") including, without limitation, (i) source code, prices, databases, hardware, software, programs, engine protocols, models, displays and manuals, product plans and specifications, including, without limitation, the selection, coordination, and arrangement of the contents of such materials and (ii) any unpublished information concerning research activities and plans, marketing or sales plans, pricing or pricing strategies, operational techniques, strategic plans, User Information, and unpublished financial information, including information concerning revenues, profits and

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         profit margins will be deemed confidential and proprietary to the
         Disclosing Party, regardless of whether such information was disclosed intentionally or unintentionally or marked as "confidential" or "proprietary" ("Confidential Information").

         13.2. Exclusions. Confidential Information will not include any information or material, or any element thereof, to the extent any such information or material, or any element thereof:

                  13.2.1.  has been previously published or is published
                        hereafter, unless such publication is a breach of this Agreement or a similar non-disclosure agreement;

                  13.2.2.  was already known to the Receiving Party prior to being disclosed by or obtained from the Disclosing Party as evidenced by written records kept in the ordinary course of business of or by proof of actual use by the Receiving Party;

                  13.2.3.  has been or is hereafter rightfully received by the
                        Receiving Party from a third person (other than the Disclosing Party) without restriction on disclosure and without breach of this Agreement; or

                  13.2.4.  has been independently developed by the Receiving
                        Party.

         13.3. Presumption. It will be presumed that any Confidential Information in a Receiving Party's possession is not within exceptions in subsections 13.2.2, 13.2.3, or 13.2.4 above, and the burden will be upon the Receiving Party to prove otherwise by records and documentation.

         13.4. Treatment of Confidential Information. Each Party recognizes the importance of the other's Confidential Information. In particular, each Party recognizes and agrees that the Confidential Information of the other is critical to their respective businesses and that neither Party would enter into this Agreement without assurance that such information and the value thereof will be protected as provided in this
         Section 13.4 and elsewhere in this Agreement. Accordingly, each Party agrees as follows:

                  13.4.1.  The Receiving Party will hold any and all
                        Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Agreement;

                  13.4.2.  The Receiving Party may disclose or provide access to its responsible employees and/or Affiliates who have a need to know and may make copies, of Confidential Information only to the extent reasonably necessary to carry out its obligations hereunder;

                  13.4.3.  The Receiving Party currently has, and in the future will maintain in effect and enforce, rules and policies to protect against access to or use or disclosure of Confidential Information other than in accordance with this Agreement, including without limitation written instructions to and agreements with employees and agents to ensure that such employees and agents protect the confidentiality of Confidential Information. The Receiving Party expressly will instruct its employees and agents not to use or to disclose Confidential Information to third parties, including without limitation customers, subcontractors or consultants, except in accordance with the terms of this Agreement unless the Disclosing Party has given its prior written consent to such disclosure;

                  13.4.4.  Each Party, at its own expense, will take all steps, including, without limitation the initiation and prosecution of actions at law or in equity, necessary or appropriate to prevent use or disclosure, and upon any unauthorized disclosure further unauthorized disclosure or use, of any Confidential Information received or obtained by it except as expressly permitted by the terms of this Agreement;

                  13.4.5.  Except as otherwise provided in this Agreement,
                        neither Party will copy (other than regular backup copies), modify, disassemble, reverse engineer or decompile any of the other's Confidential Information, including, its intellectual property;

                  13.4.6.  Neither Party will make any use whatsoever at any time of the other's Confidential Information except as expressly authorized in this Agreement; and

                  13.4.7.  The Receiving Party will notify the other immediately of any unauthorized disclosure or use, and will cooperate with the Disclosing Party to protect all proprietary rights in and ownership of its Confidential Information.

         13.5. Compelled Disclosures. To the extent required by applicable law or by lawful order or requirement of a court, governmental authority or self-regulatory agency having competent jurisdiction over the Receiving Party, the Receiving Party may disclose Confidential Information, including User Information, in accordance with such law or order or requirement, subject to the following conditions: As soon as possible after becoming aware of such law, order or requirement and prior to disclosing Confidential Information, pursuant thereto, the Receiving Party will so notify the Disclosing Party in writing and, if possible, the Receiving Party will provide the Disclosing Party notice not less than five (5) business days prior to the required disclosure. The Receiving Party will use reasonable efforts not to release Confidential Information, pending the outcome of any measures taken by the Disclosing Party to contest, otherwise oppose or seek to limit such disclosure by the Receiving Party and any subsequent disclosure or use of Confidential Information that may result from such disclosure. The Receiving Party will cooperate with the Disclosing Party regarding such measures. Notwithstanding any such compelled disclosure by the Receiving Party, such compelled disclosure will not otherwise affect the Receiving Party's obligations hereunder with respect to Confidential Information so disclosed.

         13.6. Return of Confidential Information. Upon the request of either Party or upon the expiration or termination of this Agreement for any reason, the Receiving Party will promptly (i) return or destroy, at the Disclosing Party's option, all originals and copies of all documents and materials it has received containing the Disclosing Party's Confidential Information, (ii) deliver or destroy, at the Disclosing Party's option, all originals and copies of all summaries, records, descriptions, modifications, negatives, drawings, adoptions and other documents or materials, whether in writing or in machine-readable form, prepared by the Receiving Party, prepared under its direction, or at its request from the documents and materials referred to in subparagraph (i); and (iii) provide a notarized written statement to the Disclosing Party certifying that all documents and materials referred to in subparagraphs (i) and (ii) have been delivered to the Receiving Party or destroyed, as requested by the Disclosing Party.

14.      USER INFORMATION

         14.1. Ownership. The Parties shall agree in writing with respect to each Service, which Party shall be deemed the owner of the User Information collected from Consumers purchasing or accessing of the Service. The Parties may agree that due to the joint nature of the Service, both parties shall jointly be the owners of such User Information. Determinations relating to User Information shall be included in the Exhibit relating to a Service.

         14.2. User Privacy. The parties shall agree for each Service which Party's privacy policy shall apply and may agree that compliance with both Intersections' and Equifax' policies is required. At a minimum, the Equifax Services and the Intersections Services shall comply with any applicable law, including any applicable notice and opt out requirements. Determinations relating to User Privacy shall be included in the Exhibit relating to a Service and all User Information shall be treated accordingly.

         14.3. Treatment of User Information. Without limiting any other warranty or obligation specified in this Agreement, and in particular the confidentiality provisions of Section 13, during the term of this Agreement and thereafter in perpetuity, Equifax and Intersections both agree not to gather, store, or use any User Information belonging to the other in any manner not agreed to by the owner of the User Information and, each agrees not to disclose, distribute, sell, share, rent or otherwise transfer any User Information to any third party, except as expressly provided in this Agreement, or in any Exhibit, or as the Party that owns the User Information may have expressly and reasonably directed in advance in writing.

         14.4. Retention of User Information. Except as expressly permitted in this Agreement, a Party will not retain any User Information belonging to the other Party for any period longer than necessary for the retaining Party to fulfill its obligations under this Agreement. As soon as the retaining Party no longer needs to retain such User Information in order to perform the Services or any other obligation under this Agreement, the retaining Party shall return such User Information to the deemed owner of such information. Notwithstanding the foregoing, either Party may retain User Information in aggregate statistical form for a period of three (3) years following termination of this Agreement.

         14.5. Security of User Information. Each Party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of User Information that are (a) at least equal to industry standards for such types of locations, and (b) which provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of User Information and all other data owned by a Party and accessible by the other Party under this Agreement. Without limiting the generality of the foregoing, each Party will take all reasonable measures to secure and defend its location and equipment against "hackers" and others who may seek, without authorization, to modify or access its systems or the information found therein without its consent. Both parties will periodically test their systems for potential areas where security could be breached. Both parties will report to the other Party immediately any breaches of security or unauthorized access to their respective systems that they detect or become aware of. Both parties will use diligent efforts to remedy such breach of security or unauthorized access in a timely manner.

                  14.5.1.  All User Information must be stored in a physically secure environment that protects it from unauthorized access, modification, theft, misuse and destruction. In addition, to the general standards set forth above, each Party will maintain an adequate level of physical security controls over its facility including, but not limited to, appropriate alarm systems, fire suppression, access controls (including off-hour controls) which may include visitor access procedures, security guard force, and video surveillance.

15.      PROVISIONS RELATING TO NETWORKS AND SYSTEMS

         15.1. Connectivity. The Parties acknowledge that one or more of the Services may require the parties to establish connectivity between their respective system networks. For any such connectivity or other actions required by this Agreement that relate to a Party's network, webpages or internet access, the following provisions shall apply unless the Parties agree otherwise in writing.

         15.2. Policies. Each Party shall deliver to the other copies of its respective network and internet policies and shall comply with such applicable policies when connecting to the other's network system, except if any such policy conflicts with the terms of this Section 15, the terms of this Section shall prevail and, the effected Party shall adjust its practices to bring them in line with the terms of this Section.

         15.3. Internet Service Standards. Both parties shall, when connecting to and or transmitting through the Internet is required to provide a Service or other obligation hereunder, comply with the Internet Service Standards attached hereto as Exhibit I.

         15.4. No Disabling Devices or Viruses. Each Party will use its best efforts to ensure that any device that it connects to the other's network, server, or any system, or any deliverable that it provides to the other that is intended to connect to any network, server, or system of the other, shall not contain any program, routine, device, or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop dead device, malicious logic, worm, Trojan horse, or trap door that is designed to delete, deactivate, interfere with, or that is intended to provide access or produce modifications not authorized by the receiving Party (collectively, "disabling procedures"). Such warranty is intended to apply regardless of whether such disabling procedures are intended or authorized to be included in such connection or deliverable by the receiving Party. A Party will immediately notify the other if it becomes aware that any such disabling procedures have been, or may have been, transferred to the other's network, server, or other system, or may have been included in any Deliverable.

         15.5. Content License. Subject to specific agreements to be memorialized in an Exhibit, each Party hereby grants to the other a non-exclusive license to use, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform the "Internet Content" (defined as all content or information including without limitation any text, music, sound, photographs, video, graphics, data or software, in any medium, provided by a Party to the other Party for display on a Webpage or server, or transmitted via the Internet in connection with providing a Service hereunder or in conjunction with any other obligation hereunder). A Party will not provide any Internet Content that: (a) infringes upon any intellectual property or publicity/privacy right; (b) violates any law or regulation; (c) is defamatory, obscene, harmful to minors or child pornographic; (d) contains any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information; or
         (e) is materially false, misleading or inaccurate. A Party transferring Internet Content shall promptly notify the Party receiving the Internet Content if it discovers any mistakes, omissions, errors, viruses, or other defects in the Internet Content and will promptly inform the receiving Party of: (i) the date of discovery; (ii) the method of transmission or causation; and (iii) the corrective action taken by the transferring Party.

         15.6. Ownership of Domain Names. Each Party will retain all right, title and interest in and to, and ownership of, their own respective domain names, and the other Party will not acquire any right, title, or interest therein. Each Party acknowledges that the domain names will be associated with the respective parties and/or their Affiliates and that each Party will build up substantial goodwill in the domain names and, accordingly, that the domain names will be a valid trademark and/or service mark of the respective Parties and/or their Affiliates.

         15.7. Cookies. Neither Party shall engage in the use of such files, text, code, web bugs, GIFs or other items which track user behavior ("Cookies") on any server or webpages used to provide Services to the other in any manner without the other Party's prior written consent. If a Party does provide such written consent, it may place reasonable conditions and restrictions on the use of such Cookies.

         15.8. Export Controls. The Parties acknowledge that if any of the Services or any related technical information, documents and materials, are subject to export controls under the U.S. Export Administration Regulations and/or the Parties will (i) comply strictly with all legal requirements established under those controls; (ii) cooperate fully with any official or unofficial audit or inspection that relates to those controls conducted by the U.S. Export Administration or such other governing body with jurisdiction over such matters; and (iii) not export, re-export, divert or transfer, directly or indirectly, any such item to countries that are embargoed by Executive Order without the prior written authorization of Equifax and the U.S. Commerce Department or such other governing body with jurisdiction over such matters.

16.      ANNOUNCEMENTS, PUBLICITY AND SOLICITATION

         16.1. Announcements; Publicity. Subject to specific agreements regarding advertising and marketing relating to a Service, to be memorialized in an Exhibit, during the term and at all times after the termination or expiration of this Agreement, neither Party shall make any media release or other public announcement relating to or referring to this Agreement or the Services provided under this Agreement without the other's prior written consent. Except pursuant to the terms of the Agreement including applicable Exhibits, neither Party shall acquire any rights to use, and shall not use, without the other's prior written consent, the terms or existence of this Agreement, the Marks of the other, their Affiliates, employees, directors, shareholders, assigns, successors or licensees: (a) in any advertising, publicity, press release, client list, presentation or promotion; (b) to express or to imply any endorsement of the services; or (c) in any manner other than expressly in accordance with this Agreement.

         16.2. No Advertising or Links. Neither Party shall include any advertising, promotions, merchandising, or marketing services (including, but not limited to, banners, links, marketing services, promotions, product tie-ins, or product or service merchandising) to third parties in or on any electronic connectivity, or webpage provided to the other, without prior written consent from the other Party.

17.      REPRESENTATIONS AND WARRANTIES

         17.1. Mutual Representations and Warranties. Equifax, Intersections Inc., and CreditComm Services LLC, each, respectively, represents and warrants with respect to themselves as follows: (a) such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, and has the power and authority to carry on its business as now being conducted, (b) such Party has the financial resources, personnel and organizational resources to perform its obligations under this Agreement and will notify the other of any change in such Party's circumstances that would materially adversely impact its ability to perform its obligations under this Agreement, (c) there is no action, suit or proceeding before or by any court or governmental agency or body or otherwise, now pending, or to the knowledge of such Party, threatened against such Party or its property that may result in a material adverse change in the condition, financial or otherwise or business prospects of such Party, and (d) this Agreement has been duly executed and delivered on behalf of such Party and is a legal and binding obligation of such Party enforceable against it in accordance with the terms of this Agreement except (i) as the same may be limited by bankruptcy, insolvency, reorganization, or other laws or equitable principles relating to or affecting the enforcement of creditors' rights and (ii) that the availability of equitable remedies including specific performance is subject to general equitable principles applied at the discretion of a court.

         17.2. Representations of Intersections. In connection with its activities hereunder, Intersections Inc. and CreditComm Services LLC (collectively referred to below as "Intersections") each represents and warrants to Equifax that:

                  17.2.1. Intersections does and will continue to comply fully with the all applicable statutes, rules and regulations in any jurisdiction in which it offers and provides Intersections Services, including without limitation the Fair Credit Reporting Act;

                  17.2.2. Intersections will comply with all the terms and conditions set forth in this Agreement and will perform the Intersections Services in accordance with the Performance Standards set forth in this Agreement and any Exhibits;

                  17.2.3 Intersections has obtained all required third-Party, governmental and regulatory licenses, registrations and approvals as may be necessary for it to offer and provide the Intersections Services under the terms of this Agreement;

                  17.2.4 Any Network Connectivity or Internet related activity relating to any Intersections Service and any Internet Content provided by Intersections under this Agreement, shall comply fully with the provisions of Section 15 (Provisions Relating To Networks and Systems) and Exhibit-I (Internet Service Standards) and do not and will not infringe or violate the intellectual property rights or any other rights of any nature of any third party, or contain defamatory or indecent matter.

         17.3. Representations of Equifax. In connection with its activities, hereunder, Equifax represents and warrants to Intersections Inc and to CreditComm Services LLC that:

                  17.3.1. Equifax does and will continue to comply fully with all applicable statutes, rules and regulations in any jurisdiction in which it offers and provides Equifax Services including without limitation the Fair Credit Reporting Act.;

                  17.3.2. Equifax will comply with all the terms and conditions set forth in this Agreement and will perform the Equifax Services in accordance with the Performance Standards set forth in this Agreement and any Exhibits;

                  17.3.3. Equifax has obtained all required third-party, governmental and regulatory licenses, registrations and approvals as may be necessary for it to offer and provide the Equifax Services under the terms of this Agreement;

                  17.3.4. Any Network Connectivity or Internet related activity relating to any Equifax Service and any Internet Content by Equifax provided under this Agreement shall comply fully with the provisions of Section 15 (Provisions Relating To Networks and Systems) and Exhibit-I (Internet Service Standards), and do not and will not infringe or violate the intellectual property rights or any other rights of any nature of any third party, or contain defamatory or indecent matter.

         17.4. Intellectual property. Each Party represents and warrants that it has good and clear title to all Marks that it may provide to the other to use in connection with any Service or this Agreement and that use thereof by the other Party pursuant to this Agreement, in connection with the Services will not violate or infringe the rights of any third party, including, without limitation, those rights related to patent, trademark, or service mark infringement and unfair competition.

18.      INSURANCE

         18.1 Insurance to be Maintained by Both Parties. Intersections and Equifax each agree to maintain insurance of the kinds and limits set forth below:

                  18.1.1 Workers' compensation coverage, including occupational disease and employer's liability insurance, in limits and with coverage as required by the applicable laws of each jurisdiction in which it does business, but in no event, with respect to employer's liability insurance, less than the following limits:

                               (A) bodily injury by accident: $1,000,000 per accident, and

                               (B) bodily injury by disease: $1,000,000 per employee, and

                               (C) bodily injury by disease: $1,000,000 policy Limit

                  18.1.2 Commercial general liability insurance which includes coverage for premises and operations liability, independent contractor liability, blanket contractual liability, cross liability coverage, separation of insureds in amounts not less than the following limits:

                               (A) $2,000,000 general aggregate,

                               (B) $2,000,000 bodily injury and property damage combined single limit each occurrence.

                  18.1.3 Professional Liability insurance covering the Services performed for Equifax and its customers with limits of liability of not less than $1,000,000 each claim and $1,000,000 aggregate.

                  18.1.4 Automobile Liability and Property Damage Insurance, including coverage on owned, hired, non-owned automobiles and loaned vehicles, with Bodily Injury and Property Damage limits of not less than One Million Dollar ($1,000,000) per occurrence combined single limit.

         18.2 Each such policy shall be written on an occurrence basis, except for the professional liability coverage which shall be written on a claims made basis. Each policy shall contain a clause requiring the insurance carrier to notify the Party which is not the policy holder, Intersections or Equifax, respectively, not less than thirty
         (30) days prior to the termination or material modification of any such policy. Each Party shall provide to the other with its insurance carriers' Certificates of Insurance that all insurance required is in force.

         18.3 Each Party shall have its insurance carrier or carriers certify to the other Party that all insurance required by this Agreement is in force, such certificates shall stipulate that the insurance will not be canceled, unrenewed or substantially changed without thirty (30) days' prior notice by certified mail to such other Party which is not the policy holder. A Party shall, on request, permit the other Party to examine its original insurance policies relating to the insurance required by this Agreement.

         18.4 Either Party may carry, at its own, respective expense, such additional insurance as it may deem necessary or desirable. Neither, Intersections nor Equifax shall be deemed to be relieved of any responsibility arising under or related to this Agreement by the fact that it carries insurance, and no such responsibility shall be deemed in any way limited by the fact of such insurance.

19.      LIABILITY; INDEMNIFICATION

         19.1. Intersections Indemnification. Intersections and CreditComm Services Inc. jointly and severally agree to indemnify, defend and hold harmless the Equifax and its directors, officers, employees and agents (the "Affected Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any and all actions or threatened actions ("Indemnifiable Losses") incurred or suffered by any of the Affected Indemnitees arising from, related to or associated with (i) any claim, complaint, action, proceeding, counterclaim or offset incurred in connection with Intersection's provision of or failure to provide any of the Intersections Services, or any feature thereof, including, but not limited to, any claim by any third party arising out of the use of or quality of any materials or Services provided by Intersections; (ii) Intersections, its employees, officers, directors, subcontractors, or agents failure to perform in accordance with any of the terms and conditions of this Agreement, including but not limited to, breach of any of the representations, warranties, and covenants made herein by Intersections or any of its related parties; and (iii) any violation by Intersections of applicable federal, state or local laws or regulations, including but not limited to Federal Communications Commission or Federal Trade Commission rules or regulations.

         19.2. Equifax Indemnification. Equifax agrees to indemnify, defend and hold harmless Intersections Inc. and CreditComm Services LLC (hereinafter collectively "Intersections") their directors, officers, employees and agents (the "Intersections Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any and all actions or threatened actions ("Indemnifiable Losses") incurred or suffered by any of the Intersections Indemnitees arising from, related to or associated with (i) any claim, complaint, action, proceeding, counterclaim or offset incurred in connection with Equifax's provision of or failure to provide any of the Equifax Services, or any feature thereof, including, but not limited to, any claim by any third party arising out of the use of or quality of any materials or Services provided by Equifax; (ii) Equifax, its employees, officers, directors, subcontractors, or agents failure to perform in accordance with any of the terms and conditions of this Agreement, including but not limited to, breach of any of the representations, warranties, and covenants made herein by Equifax or any of its related parties; and (iii) any violation by Equifax of applicable federal, state or local laws or regulations, including but not limited to Federal Communications Commission or Federal Trade Commission rules or regulations.

         19.3. Insurers. No insurer or any other third-party shall be, by virtue of the foregoing indemnification provisions, (i) entitled to a benefit it would not be entitled to receive in the absence of such provisions, (ii) relieved of the responsibility to pay any claims to which it is obligated, or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

         19.4. Indemnification Process. The Party seeking indemnification shall notify the indemnifying Party of any claim under this Article within thirty (30) days (or such shorter period as may be required to respond to a third party claim) after receipt of notice. A Party required to indemnify the other Party under this Agreement shall have no obligation for any claim under this Section if:

                  19.4.1.  the indemnified Party fails to notify the
                        indemnifying Party of such claim as provided above, but only to the extent that the defense of such claim is prejudiced by such failure;

                  19.4.2.  the indemnified Party fails to tender control of the defense of such claim to the indemnifying Party; or

                  19.4.3.  the indemnified Party fails to provide the
                        indemnifying Party with all reasonable cooperation in the defense of such claim (the cost thereof to be borne by the indemnifying Party) but only to the extent that the defense of such claim is prejudiced by such failure.

         19.5. Consent. The indemnifying Party shall have no obligation for any claim under this Agreement if the indemnified Party makes any admission or settlement regarding such claim without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld.

         19.6. Participation. The indemnified Party shall have the right (but not the obligation) to participate in such defense or settlement, in which event such indemnified Party shall pay its attorneys' fees In connection with such participation.

         19.7. CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER EQUIFAX OR INTERSECTIONS, OR ANY OF THEIR RESPECTIVE AFFILIATES, HAVE ANY LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), WARRANTY OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, FOR ANY PUNITIVE, CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL OR INCIDENTAL LOSS OR DAMAGE SUFFERED BY THE OTHER ARISING FROM OR RELATED TO ANY SERVICE OR THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, INTEREST OR REVENUE, OR INTERRUPTION OF BUSINESS, EVEN IF SUCH PARTY HAS BEEN INFORMED OF OR MIGHT OTHERWISE HAVE ANTICIPATED OR FORESEEN THE POSSIBILITY OF SUCH LOSSES OR DAMAGES. NOTWITHSTANDING THE FOREGOING, ANY DAMAGES AWARDED OR OBTAINED (WHETHER BY SETTLEMENT, COMPROMISE OR JUDGMENT) AS A RESULT OF THIRD PARTY CLAIMS SHALL BE CONSIDERED DIRECT DAMAGES FOR PURPOSES OF THIS AGREEMENT.

20.      DISPUTE RESOLUTION

         20.1. Procedure. Any dispute between the Parties either with respect to the interpretation of any provision of this Agreement or with respect to the performance by Intersections or by Equifax hereunder shall be resolved as specified in this Section.

                  20.1.1.  Integrated Planning Team. A Party shall by written notice to the other Party submit a dispute to the Integrated Planning Team for resolution. Such written request shall specify in reasonable detail (i) the nature of the dispute, (ii) the approximate dollar amount at issue, and (iii) the requested resolution.

                  20.1.2.  The Integrated Planning Team shall meet (which may via Conference call) as soon as possible, but not later than ten (10) business days after the receipt of the notice, and as often as necessary thereafter, as mutually agreed to, to gather and furnish to each Party information with respect to the matter in issue that is appropriate and germane to its resolution.

                  20.1.3.  The Integrated Planning Team shall discuss the
                        problem and negotiate in good faith in an effort to resolve the dispute.

         20.2. Project Executive. If the Integrated Planning Team does not resolve the dispute within thirty (30) days after the date of receipt by a Party of a notice of submission of a dispute to the Integrated Planning Team for resolution, the members of the Integrated Planning Team shall report to their respective Project Executives and the dispute shall be remitted to the Project Executives for resolution. The Project Executives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute within thirty (30) days after the referral to them.

         20.3. If the Project Executives do not resolve the dispute within such thirty (30) day period referenced in Section 20.2 above, then the Party who presented the dispute shall be free to pursue any other remedies available to it.

         20.4. Continued Performance. The Parties agree to continue performing their respective obligations under the Agreement (including the Exhibits and any Addendum) while any dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of the Agreement.

21.      TERM; TERMINATION; SURVIVAL

         21.1. Term. The term of this Agreement will begin as of the Effective Date and will expire five (5) years from the Effective Date, unless sooner terminated as provided below. This Agreement will renew automatically for additional two-year terms, unless either Party provides written notice to the other twelve (12) months prior to any termination date that it wishes the Agreement to terminate and not renew.

         The date on which this Agreement terminates in its entirety by expiration or otherwise shall be the "Termination Date".

         21.2. Partial Termination. Notwithstanding Section 21.1 above, either Equifax with respect to an Intersections Service, or Intersections with respect to an Equifax Service, as the recipient of a particular Service, may, at its option, upon no less than sixty (60) days prior written notice to the other (or such other period as the parties may mutually agree in writing), direct the other to discontinue such Service. In the event of any termination with respect to one or more, but less than all, Services to be provided hereunder, this

         Agreement will continue in full force and effect with respect to any Services not terminated.

         21.3.    Partial Termination Due to Breach. Notwithstanding Section
         21.1 above, either Equifax or Intersections, as the provider or recipient of a particular Service, may terminate a particular service being provided under an applicable Exhibit if the other Party materially breaches any of the terms hereof or of such applicable Exhibit and such breach is not cured within thirty (30) days after written notice of breach is delivered to the breaching Party; provided, however, that if the breach is not capable of being cured within such thirty (30) day period and the breaching Party is proceeding to cure the breach with reasonable diligence, and has provided prior to the end of such thirty-day period written notice to the other Party detailing its efforts to cure the breach and when it anticipated completion of the cure, the cure period shall be extended an additional thirty (30) days.

         21.4. Termination. Notwithstanding Section 21.1 above, this Agreement may be terminated in its entirety in accordance with any of the following:

                  21.4.1.  By Agreement. Upon written agreement of the parties;

                  21.4.2.  Material Breach. By either Intersections or Equifax for material breach by the other of any of the terms hereof if the breach is not cured within thirty (30) days after written notice of breach is delivered to the breaching Party; provided, however, that if the breach is not capable of being cured within such thirty (30) day period and the breaching Party is proceeding to cure the breach with reasonable diligence, the cure period shall be extended an additional thirty (30) days;

                  21.4.3.  Insolvency. By either Intersections or Equifax, upon written notice to the other if the other becomes insolvent or makes an assignment of substantially all of its assets for the benefit of creditors, or is placed in receivership, reorganization, liquidation or bankruptcy;

                  21.4.4.  Change of Control of Intersections. By Equifax, upon written notice to Intersections pursuant to Section 3.8 (relating to Restricted Purchasers) of a certain Amended and Restated Stockholders' Agreement dated as of November ____, 2001 by and among, Intersections, CD Holdings Inc., (an Affiliate of Equifax), and those other stockholders of Intersections named as signatures thereto; or

                  21.4.5.  Force Majeure Event. Subject to Section 23, by either
                        Party due to a Force Majeure Event (as defined in Section 23 below) impacting the other Party's performance hereunder.

         21.5. Upon any termination or expiration pursuant to this Section 21, Equifax and Intersections shall be compensated for all Services performed through the Termination Date in accordance with the provisions of this Agreement.

         21.6. Upon termination or expiration of this Agreement (or an Exhibit, as the case may be), all rights and obligations of the Parties under this Agreement (or such Exhibit, as the case may be) will immediately cease and terminate (except for the rights and obligations pursuant to SECTIONS 10, 12, 13, 14, 19, 20, 25.5, AND 25.8 and the definitions required thereby, which will survive such termination or expiration), and neither Party will have any further obligation to the other Party with respect to this Agreement (or such Exhibit, as the case may be), except (i) for fees and reimbursable expenses payable to the other Party accrued but unpaid at the date of termination or expiration, and (ii) as set forth in the provisions of this Agreement which are specifically designated herein as surviving such termination or expiration.

22.      AMENDMENT AND WAIVER.

This Agreement may not be altered or amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the Party or Parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

23.      FORCE MAJEURE.

Neither Party shall be liable for any default or delay in the performance of its obligations hereunder (except for the payment of money) if and to the extent such default or delay is caused, directly or indirectly, by acts of God, governmental acts, accidents, wars, terrorism, riots or civil unrest, labor disputes, fires, storms, earthquakes, floods or elements of nature, or any other cause beyond the reasonable control of such Party, provided such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the nonperforming Party through the use of commercially reasonable alternative sources, workaround plans or other means (individually, a "Force Majeure Event"). Upon the occurrence of a Force Majeure Event, the nonperforming Party will be excused from any further performance or observance of the obligations so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance will immediately notify the other by telephone (to be confirmed in writing within five (5) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay. If any Force Majeure Event substantially prevents, hinders, or delays performance of any Service for more than fifteen
(15) consecutive days, then the Party receiving the Service may procure such Services from an alternate source (whereupon the fees related to that Service hereunder shall be reduced accordingly. If any Force Majeure Event continues for more than sixty (60) consecutive days, then the Party receiving the Service may terminate this Agreement as to the Effected Service as of a date specified by such Party in a written notice of termination to the other Party.

24.      AUDITS

Either Party may audit the other not more often than once in any twelve (12) month period for the purpose of determining (i) compliance with the terms of this Agreement, or (ii) the accuracy of billings and or remittances. A party (the "Auditing Party") may initiate an audit by giving to the other Party no less than ten (10) business days written notice of its request to audit. The Parties shall agree on the dates, time and scope of the audit. Such audit may include, interviews of relevant personnel and review of documentation. Any such audit will be performed in coordination with the management of the Party being audited and shall occur during the normal business hours of such Party. The Party being audited shall provide all information reasonably requested by the Auditing Party in connection with any such audit. The Auditing Party shall comply with all of the other Party's rules and procedures regarding access to its premises and records.

25.      GENERAL PROVISIONS

         25.1. Assignment; Parties in Interest. Neither of the Parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than Equifax and the Equifax Indemnitees and Intersections and the Intersections Indemnitees under Section 19 hereof.

         25.2. Conflicts Between this Agreement and an Exhibit. As long as any Exhibit remains in effect, the terms of this Agreement shall govern such Exhibit. If any provision of an applicable Exhibit conflicts with a provision of this Agreement, the provision of such Exhibit will control; provided, however, that in no event shall the term for the provision of any Service under this Agreement or an Exhibit extend beyond the Termination Date. Obligations pursuant to separately executed agreements, i.e., the Data Agreement, the Credit Monitoring Agreement and the Hosting Agreement, shall be governed by the respective terms of those respective agreements.

         25.3. Applicability to Affiliates. Equifax and Intersections shall each cause their Affiliates to (a) comply with this Agreement and the Exhibits hereto and (b) perform the Services described on the Exhibits hereto. From time to time after the date hereof, Equifax and Intersections may change which of their Affiliates shall provide or receive services hereunder, provided that such changes do not materially change the nature of the Services being provided.

         25.4. Independent Contractors. Each of Intersections and Equifax is an independent contractor. Neither Party shall have any authority to bind the other Party unless expressly agreed in writing. Nothing in this Agreement shall be construed to create a partnership, agency or employer-employee relationship between Intersections and Equifax.

         25.5. Notices. All notices and communications under this Agreement shall be in writing and shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, or hand delivery, (b) one (1) business day after recognized or overnight courier, and (c) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the Party to whom the same is directed at its address as follows:

                  If to Equifax, to:         Equifax Inc.

                                             1550 Peachtree Street, N.W.
                                             Atlanta, Georgia  30309
                                             Attention: Virgil Gardaya
                                                        Corporate Vice President
                                             Fax: (404) 885-8682

                  with a copy to:            Equifax Inc.
                                             1550 Peachtree Street
                                             Atlanta, Georgia  30309
                                             Attention: Kent E. Mast
                                                        General Counsel
                                             Fax: (404) 885-8988

                  If to Intersections, to:   Intersections Inc.
                                             14930 Bogle Drive
                                             Chantilly, VA 20151
                                             Attention: Michael Stansfield
                                                        Chief Executive Officer

                  with a copy to:            Intersections Inc.
                                             14930 Bogle Drive
                                             Chantilly, VA 20151
                                             Attention: Ken Schwartz
                                                        Chief Financial Officer

         Either Party may, by written notice delivered to the other Party in accordance with this Section 26.5, change the address to which delivery of any notice shall thereafter be made. Notice given to Intersections Inc. pursuant to this Agreement shall be deemed to have been equally given to CreditComm Services LLC.

         25.6. Entire Agreement. Except as set forth in the Second Addendum to the Data Agreement referred to in Section 7.1.2 hereof, the Credit Monitoring Agreement referred to in Section 7.1.13 hereof, and the Hosting Agreement referred to in Section 9 hereof, each executed as of the date hereof by the parties hereto, and the Agreement Regarding Equifax Authentication Service referred to in Section 8 hereof, this Agreement, including all Exhibits hereto, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. All Exhibits attached hereto are by this reference made a part of this Agreement and are incorporated herein, and any reference herein to "this Agreement" or "the Agreement" shall include any applicable Exhibits.

         25.7. Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

         25.8. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia, without regard to the conflicts of law rules of such state. Notwithstanding the foregoing, if all of the providers and recipients of services under a particular Exhibit are residents of the same country (other than the United States), this Agreement shall be construed in accordance with, and governed by, the laws of such country with respect to such Exhibit only.

         25.9. Headings. The Section headings set forth in this Agreement are included for administrative, organizational and convenience purposes, and are not intended to affect the meaning of the provisions set forth in this Agreement or to be used in the interpretation of this Agreement.

         25.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

EQUIFAX CONSUMER SERVICES INC.               INTERSECTIONS INC.

By: _______________________________          By: _______________________________

Name: _____________________________          Name: _____________________________

Title: ____________________________          Title: ____________________________


CREDITCOMM SERVICES LLC

By: _______________________________

Name: _____________________________

Title: ____________________________

                                    EXHIBIT A
                                   DEFINITIONS

         A. "AFFILIATES" means with respect to any person or entity, any other person or any now existing or future entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person or entity.

         B. "DELIVERABLES" means any report, explanation or other item produced and delivered to a consumer as part of or byproduct to any Service provided hereunder.

         C. "EQUIFAX CREDIT INFORMATION" means consumer credit files and information relating thereto maintained by Equifax Information Services LLC, a credit-reporting agency.

         D. "FORCE MAJEURE EVENT" means the definition of the term given in
Section 23.

         E. "INTEGRATED PLANNING TEAM" means the definition of the term given in
Section 11.1.

         F. "INTELLECTUAL PROPERTY" means all design rights, marketing rights, devices and designs, copyrights, knowledge, goodwill marks or other ownership rights of any type associated with a Service.

         G. "INTERNET CONTENT" means the definition of the term given in Section 15.5.

         H. "INTERNET SERVICE STANDARDS" means those security and performance standards attached hereto as Exhibit I.

         I. "INTERSECTIONS SERVICES" means those Services as designated in the respective Exhibits to this Agreement that Intersections is responsible for providing to Equifax.

         J. "INVESTMENT AGREEMENT" means that certain Note Purchase Agreement dated as of November 27, 2001 by and among Intersections Inc., and CreditComm LLC, as issuers, and CD Holdings Inc., as purchaser, pursuant to which CD Holdings Inc. is purchasing a $20,000,000 note.

         K. "MARKS" means with respect to a Party all domain names, trademarks, trade names, service marks, or service names, logos, slogans, and any other proprietary designations in which the Party has an ownership or license interest.

         L. "PROGRAM COMMUNICATIONS" means any communications and all related collateral produced in furtherance of the Services.

         M. "PROJECT EXECUTIVE" means the definition of the term given in
Section 11.2.

                                    Page A-1

         N. "SUBCONTRACTORS" means any third party hired, or contracted with by either Equifax or Intersections to perform part of its obligations under this Agreement.

         O. "USER" means a consumer who purchases from Equifax or Intersections a product or service, which is provided or supported by, or offered in connection with, Services performed under this Agreement.

         P. "USER INFORMATION" means any information or data about Users (i) provided by one party to the other, (ii) provided by the User to a party in connection with a Service provided hereunder, (ii) otherwise collected from User's purchases or use of any Service. Notwithstanding the foregoing, User Information does not include information regarding the User already in the possession of a Party prior to being input by and collected from such User.

         Q. "WORK PRODUCTS" means the copy artwork, layouts, designs, scripts storyboard, tapes, films, mechanicals and any other document or materials (including, without limitation, logos, photographs and illustrations) that are prepared in connection with the Program Communications.

                                    Page A-2

                                    EXHIBIT B

                     EQUIFAX CREDIT WATCH (OFF-LINE) SERVICE

1.       RESPONSIBILITY

 Intersections shall provide the Equifax Credit Watch (Off-Line) Service (the "Service") to Equifax.

2.       DESCRIPTION OF SERVICE

- "Equifax Credit Watch (Off-Line) Service" shall mean a private label paper-based credit monitoring service utilizing Equifax Credit Information and bearing the Equifax Credit Watch name consisting of delivery to Consumers who purchase the product a booklet with the following components as more specifically described herein: (i) an Equifax credit report with related explanation; (ii) prompt notification by mail of changes to the Consumer's credit report; (iii) quarterly updates summarizing changes to the Consumer's report that occurred in that quarter; and (iv) access to Intersections' Consumer Fraud Resource Center. In providing the Equifax Credit Watch (Off-Line) Service, Intersections shall perform the following functions as further detailed herein: marketing assistance, enrollment (including collection of fees and fulfillment) and customer service (including processing of customer inquiries, cancellation and renewals).

- The Service will initially be provided to Equifax Affinity Partners with the option to broaden the distribution at a later date.

-    The planned launch of the product is December 4, 2001.

- Equifax reserves the right to request Intersections to modify the Service at a later date to add one or more additional components such as additional credit reports and/or fraud insurance protection. The parties will agree on the terms of any change to the Service and any corresponding change to the fee charged for the Service, although there need not be a fee change.

- The Program Name shall be Equifax Credit Watch(TM), which is a trademark of Equifax Inc.

- Equifax will perform the following duties to facilitate Intersections' delivery of the Service: Participate in and approve the marketing materials being developed by Intersections for the Service.

3.       COST/FEES.

                                    Page B-1

The costs and fees associated with the Service are set forth in Appendix F. Intersections will collect the designated prices for the Services from the Members and shall remit to Equifax amounts less the fees that it is entitled to for providing the service, all in accordance with the terms of the Master Agreement, or such other terms that the Parties shall agree to.

4.       PERFORMANCE STANDARDS/SERVICE LEVELS

The Performance Standards and Service Levels applicable to the Service are as set forth in the Additional Terms and the Appendices attached hereto.

5.       ADDITIONAL TERMS.

SECTION 1. DEFINITIONS; APPENDICES. For purposes of this Exhibit B, a capitalized term will have the meaning shown in this Section 1.1:

         1.1. "Additional Program Materials" means all literature, general correspondence and other materials, in addition to Solicitation Materials and Fulfillment Materials, furnished to any Member in connection with the Program or the customer service provided by Intersections.

"Consumer" means an individual consumer who, according to Equifax's criteria, is eligible to be solicited for the Program.

"Fulfillment Materials" means any one or combination of the initial Program membership kit, the Equifax credit report, notifications of changes to a Member's credit file, quarterly credit updates, and all other materials provided to the Member.

"Marketing Materials" means any one or combination of Solicitation Materials, Fulfillment Materials, and Additional Program Materials.

"Master Agreement" means the Master Agreement for Marketing, Operational and Cooperative Services entered into among Intersections Inc., CreditComm Services LLC and Equifax dated November 27, 2001.

"Member" means a Consumer who enrolls in the Program and to whom Fulfillment Materials are issued.

"Membership Fee" means the fee that Consumers will pay to be enrolled in the Program and to receive Services.

"Program" means the program to market, offer and deliver Services to Consumers in accordance with the terms of the Master Agreement and this Exhibit B.

"Solicitation" means a Program offer made to a Consumer in accordance with this Exhibit through direct-response marketing, including without limitation, direct mail, statement insert, telemarketing and Internet, or by other means such as inbound service and sales.

                                    Page B-2

"Solicitation Materials" means all creative copy and proofs for letters, billing-statement inserts, bangtails, brochures, telemarketing scripts and other promotional communications in connection with a Solicitation.

         1.2 APPENDICES. Each notation in this Exhibit B of an Appendix refers to an appendix that is attached at the end of this Exhibit and which is made a part of this Exhibit B.

SECTION 2. PROGRAM MARKETING.

         2.1 PROGRAM NAME. Equifax will have the exclusive right to determine when and how Program Name(s) will be used in conjunction with Program marketing. Equifax will own all right, title and interest in and to each Program Name and web site domain name that Equifax selects.

         2.2 MARKETING MATERIALS.

         (a) MARKETING MATERIALS PRODUCED BY EQUIFAX. Equifax will be responsible at its cost and expense to develop certain Solicitation Materials and Fulfillment Materials to be determined by the Parties. The Parties acknowledge that while Equifax will own all right, title and interest in and to the Marketing Materials it produces, the terms of Section 12 of the Agreement shall apply to such Materials and Equifax shall not otherwise gain any rights in any Intellectual Property contributed to such Marketing Materials by Intersections, except as the Parties shall agree.

         (b) MARKETING MATERIALS PRODUCED BY INTERSECTIONS. Intersections will produce certain Marketing Materials for Equifax for which there shall be no additional fee, including the design of a folding mail brochure, and the Fulfillment Materials set forth on Appendix B. The parties are working to finalize these materials for the Program launch date.

         Intersections will further be responsible at its cost and expense to develop original creative fulfillment materials as set forth in Appendix B. Equifax will own all right, title and interest in and to the Marketing Materials set forth in Appendix B that are produced by Intersections. Intersections will ensure that Marketing Materials properly display and use the Program Name (s) as Equifax has directed. Intersections will ensure that the description of Services is accurate and materially complete. Equifax will reasonably ensure that Marketing Materials will be consistent with the terms of any other communications that Equifax has given to Members. Intersections will seek Equifax's prior written approval of Marketing Materials Intersections produces pertaining to the Services as well as the production and printing schedule for those Marketing Materials. Marketing Materials will be subject to Equifax's prior written approval, which will not be unreasonably withheld. If Equifax requires changes to the Marketing Materials after providing such approval, Equifax will be responsible for actual out-of-pocket costs incurred by Intersections related to materials not able to be used.

         (c) INSERTS. Equifax will, at additional cost, have the option to include with Intersections' customer communications, promotions or communications for any other

                                    Page B-3
product(s) or service(s) that Equifax selects for Consumers ("Inserts"), provided that any such marketing materials insert effectively through Intersections' insertion equipment and would not be considered distasteful or offensive to a reasonable person.

         2.3 RESTRICTIONS ON MARKETING. Intersections will not knowingly offer or otherwise solicit any Member, or allow a third party to offer or solicit any Member, for any other product or service or for any reason.

         SECTION 3. PROGRAM ADMINISTRATION.

         3.1 INTERSECTIONS SERVICES.

         (a) APPENDIX A. Intersections will be responsible at its cost and expense for all aspects of delivering and administering the Equifax Credit Watch (Off-line) Services and related services to Members, including, at a minimum, the features, functions and benefits described in this Exhibit and Appendices A and B.

         (b) CHANGES. Intersections may not change Services without Equifax's prior written approval; provided that Intersections may make reasonable changes required as a result of changes imposed or required by any regulatory authority.

         (c) MEMBER LIST. Intersections will maintain an accurate, up-to-date record of each Member, which contains the items, listed on Appendix C or as otherwise agreed upon by the parties from time to time (the "Member List"). Intersections will use the Member List only as permitted or required in this Agreement. Members shall be considered Equifax customers and Intersections shall use information regarding such Members only to provide Services hereunder and for no other purposes. The Member List shall be considered Equifax User Information.

         3.2 ENROLLMENT.

         (a) ENROLLMENT PROCESS. Intersections will process enrollments for the Program based on the guidelines set forth in Appendix D.

         (b) PRIVACY AND OPT-OUT NOTICES. Intersections will include the Privacy and Opt-Out Notices set forth in Appendix H with the appropriate Marketing Materials, to be determined by Equifax.

         (c) MEMBERSHIP FEES; BILLING AND COLLECTION. Intersections shall execute and process the billing transactions as part of its service to Equifax in accordance with the guidelines set forth in Appendix D.

         CANCELLATION PROCEDURES. If the Member notifies Intersections or Equifax stating that the Member no longer wants the Service, Intersections will process such cancellation request in accordance with the Equifax refund policy referred to in Appendix D.

         (d) RENEWALS. Each Member's Program membership will be automatically renewed for an additional period upon expiration of the previous period. Thirty (30) calendar

                                    Page B-4
         days prior to the expiration of the then-current term of the Service, Intersections will charge the Member's credit card for the then-current price of the Service and it will be renewed unless the Member cancels within the thirty (30) day period by notifying Intersections that the Member wishes to cancel.

         3.3 CUSTOMER SERVICE.

         (a) FUNCTIONAL RESPONSIBILITIES. Intersections will be responsible to perform all Program-related customer service functions, including, without limitation, responding to Consumer and Member inquiries about, arising from or relating to the Program, Services, the Fulfillment Materials, Membership Fee billings and Member and Consumer complaints. Intersections shall perform these functions in a manner that meets or exceeds the Customer Service Standards set forth in Appendix E.

         (b) PHONE NUMBERS, URLs AND P.O. BOXES. Equifax will have the sole right and discretion to select and designate the use of: (1) each phone number for the purpose of receiving inbound Program customer-service calls ("Phone Number") and (2) each U.S. Post Office Box for the purpose of receiving Program customer-service mail ("P.O. Box"). At any time during or after expiration or termination of this Exhibit, Equifax will have the right to take possession and control of any Phone Number and related URLs, portals and any P.O. Box, and Intersections will cooperate with and facilitate Equifax in doing so.

         (c) DEDICATED CUSTOMER SERVICE REPRESENTATIVES. Each day, Intersections will assign dedicated customer service representatives to the Program to answer and handle Member inbound calls in accordance with the Customer Service Standards (Appendix E described below). Intersections shall assign a fully dedicated representative when Equifax' volume exceeds a certain call threshold to be agreed upon by the parties. Intersections shall, upon receipt of a request by Equifax, promptly remove any customer service representative, whether part of a dedicated team or not, from supporting the Program.

         (d) CUSTOMER SERVICE STANDARDS. Intersections will comply with the Customer Service Standards set forth in Appendix E. Intersections will train its employees who could have contact with Consumers or Members so that they know and understand the Customer Service Standards and so that Intersections' evaluation of their job performance takes into account their ability to adhere to the Customer Service Standards. To ensure high-quality customer service and prompt resolution of problems or potential problems Intersections will assign and identify to Equifax an Intersections customer service manager who will be the primary contact to communicate with Equifax's representatives for the purpose of responding to and resolving Member and Consumer inquiries, complaints and problems. Intersections will maintain written customer-service policies and procedures that Intersections and its employees and Subcontractors will be required to strictly follow.

         (e) DUTY TO NOTIFY EQUIFAX. Intersections will notify Equifax of each inquiry, claim or complaint that Intersections receives from any regulatory authority, attorney or other

                                    Page B-5
         person taking or threatening regulatory or legal action against Intersections or Equifax in connection with the Program regardless of whether action is taken or threatened. Intersections will so notify Equifax, in accordance with the notice provisions in the Master Agreement, within one business day of Intersections' discovery of such inquiry, claim or complaint and shall include with such notice any correspondence or other document received in connection with the inquiry, claim, or complaint.

         (f) DUTY TO PROVIDE DOCUMENTS AND INFORMATION. Immediately upon Equifax's request, Intersections will deliver to Equifax copies of any correspondence or relevant documents or information concerning any inquiry, claim or complaint concerning the Program.

         SECTION 4. REPORTS.

         Intersections will maintain and send Equifax each of the reports set forth in Appendix such other reports or records that Equifax may reasonably request.

         SECTION 5. ADOPTION OF MASTER AGREEMENT.

         The terms and conditions of the Master Agreement will apply to this Exhibit. In the event of any conflict between the terms and conditions of the Master Agreement and this Exhibit, the Exhibit will control.

         SECTION 6. DEFINED TERMS.

         Except as defined herein or otherwise required by the context herein, all defined terms used in this Exhibit have the meaning set forth in the Master Agreement.

                                    Page B-6

                                   Appendix A

    Description of Intersections Services for Equifax Credit Watch (Offline)

                      1-BUREAU PERSONALIZED CREDIT PROFILE

DEFINED

     - Each enrolled member will receive via first class mail a personalized fulfillment kit which will include the following:

          -    A welcome to Equifax Credit Watch letter

          -    an Equifax credit profile in easy to read format

          -    a list of creditor contact information (when available)

          - an account history summary based on the account information available

          - information on the Notify Express, Quarterly Update and Fraud assistance features

                                 NOTIFY EXPRESS

DEFINED

     - Utilizing the Equifax Credit Watch daily alert system Intersections will provide Notify Express alerts to consumers via first class mail.

     - Notices will be mailed within 48 business hours of receipt from Equifax

     - Members are notified of any new inquiries, address changes or account openings which have been received at Equifax

                         QUARTERLY CREDIT UPDATE (CQCU)

DEFINED

     - Every 90 days members will receive a quarterly credit update which contains:

          -    Guarding your credit information

                -    New accounts opened

                -    Inquiries

                -    Address changes

                -    Identification information changes

          -    Managing your credit information

               -    Public record items

               -    Collection accounts

               -    Negative information

               -    Balance increases greater than 20%

               -    Account status improvements

               -    Items removed

                                    Page B-7

               -    Credit limit increases

     - The CQCU also contains customized "next steps" based on the specific type of information contained in the CQCU.

                         CONSUMER FRAUD RESOURCE CENTER

DEFINED

     - Members will have access to Intersections Consumer Fraud Resource Center. The center's functions include, but are not limited to:

          - Contacting the three major credit reporting agencies to place a fraud statement on the customer's credit report (as allowed by policy of the credit reporting agency(ies)).

          - Providing information on the process to dispute unauthorized or fraud-related credit information and completing a dispute letter or investigative report for the customer to send to the credit reporting agencies.

          - Contacting creditors to report the fraud (where allowed by creditor policy) or completing a creditor letter for the customer to send to the creditor.

          -    Provide assistance in contacting regulatory agencies

               - the specialist may prepare a law enforcement letter, explaining the fraud, on behalf of the customer.

     - Members are sent a Fraud First Aid Kit after their initial contact with the center. This brochure includes:

               -    helpful information

               -    credit reporting agency telephone numbers

               -    check verification systems telephone numbers

               -    SSN administration information

               - Contact Information Sheet - so that the victim can keep track of all contacts made during the credit recovery.

                                    Page B-8

                                   Appendix B

                               MARKETING MATERIALS

Solicitation Materials: TBD

Fulfillment Materials: In providing the Equifax Credit Watch (Off-Line) services under this agreement Intersections fulfillment materials will consist of the following items:

                          1-BUREAU KIT

ADF PROFILE KIT 1 AUTHORIZED                          QTY
                  Cover, CreditWatch                   1
      P1117       Paper, Plain 11 x 17                 6
      E912        Envelope, 9 x 12 (Generic)           1

                         Notify Express

                                                      QTY
      P811        Paper, Plain 8.5 x 11                1
      E10DW       Envelope, #10                        1

               QUARTERLY CREDIT UPDATE(1-BUREAU)

                                                       QTY
      P811        Paper, Plain 8.5 x 11                 8
      E912        Envelope, 9 x 12 (Generic)            1

NOTE: The exact size of any of the fulfillment items described above may vary based on the volume and size of the particular Member's credit information.

Additional Program Materials: Requests for development of additional materials, inserts or customized materials in place of generic components will be reviewed and agreed by Equifax and Intersections and may result in the adjustment of associated cost components.

                                    Page B-9

                                   Appendix C

                            Member List Data Elements

Phase 1 - Intersections will provide Equifax with membership information on a regular basis to be agreed upon by both parties but not to exceed monthly. The data provided in this membership file will include data fields such as those listed below.

-        Member name

-        Member address,

-        Member email address

-        Member social security number

-        Member billing number

-        Member telephone number

-        Marketing code

-        Member enrollment date

-        Member cancellation date

-        Member billing date(s)

-        Member billing refund date(s)

-        Date of Birth

Phase 2 - Equifax and Intersections will agree on a method and frequency of transmitting membership data in an automated format such as real time system to system or batch files on regular daily intervals. The purpose of this data is for inclusion into the Equifax Consumer Services master customer database.

                                    Page B-10

                                   Appendix D

                     Enrollment and Cancellation Procedures

Intersections will process enrollments and cancellations based on the guidelines below:

ENROLLMENT PROCEDURES

MARKETING CHANNEL                     ENROLLMENT TRANSMISSION METHOD
-----------------                     ------------------------------
1. Online web Link                    Electronic link(s) provided by EQUIFAX from affinity partner sites to Intersections landing page for enrollment. Intersections will perform any necessary credit card authorizations and
                                      charges. In phase 2 of this project Equifax will host all
                                      registration and payment pages and submit transactions to
                                      Intersections for fulfillment.

2. Other*                             Paper remittance from take one's.
                                      Will include receipt by mail or toll free fax number, data entry and exception processing.


* Other includes Direct mail, billing statement inserts and fax enrollment forms

Note: Equifax and Intersections will agree on a resubmissions (retries) policy.

CANCELLATION PROCEDURES

Members may write or call Intersections in order to cancel their membership in the Program for any reason. If the Member calls Intersections to cancel, the phone specialist will attempt to retain the Member in the Program by discussing the benefits of the Program. If Members still want to cancel their membership in the Program, Intersections will process a refund of the Membership Fee according to the guidelines listed below:

Steps:

1. If the Member was billed the Membership Fee, the phone representative will offer to refund a prorated amount based on the time the Member was enrolled in the program per the Equifax refund policy to be supplied to Intersections.

                                    Page B-11

                                   Appendix E

                           Customer Service Standards

         Intersections will perform customer service and meet at least the following standards. Intersections will work with EQUIFAX to meet these standards according to a mutually agreed upon Action Plan. The "Reporting Required" corresponds with the requirements in Appendix H.

Intersections' inbound customer service hours are:

             Monday to Friday     8:00 a.m. to 8:00 p.m. Eastern time

     SERVICE            TIME
    CRITERION         STANDARD                 MEASURE DEFINITION                                     REPORTING REQUIRED
-----------------------------------------------------------------------------------------------------------------------------
Average speed of       80% within               80% of daily calls by Customers are                Weekly / Monthly report of
answer                 120 seconds              answered within 120 seconds with the               ACD activity
                                                Total Service Level Goal to be 80% of
                                                all monthly calls answered in 120
                                                seconds.
-----------------------------------------------------------------------------------------------------------------------------
Abandonment rate       5% or less               No more than 5% of monthly calls by                Weekly / Monthly report of
                                                Customers are abandoned prior to a live            ACD activity
                                                operator answering.
-----------------------------------------------------------------------------------------------------------------------------
Customer               2 business               All Customer complaints that are                   Weekly Vendor Complaint
complaint              days;                    escalated to Supervisor are addressed              Report
resolution             maximum 5                through a resolution process within 2
                       business days            business days or less. If Extraordinary
                                                research is required, the process must
                                                be completed within 5 business days or
                                                less.
-----------------------------------------------------------------------------------------------------------------------------
Response to            Within 24                100% of responses to Customer cancels              Monthly Performance
Customer               hours                    must be processed within 24 hours                  Reports - Cancels &
request for                                                                                        Cancel Code Reason
Cancel
-----------------------------------------------------------------------------------------------------------------------------
Response to            TBD                      TBD                                                TBD
Customer
request for
Additional
Reports
-----------------------------------------------------------------------------------------------------------------------------
Response to e-mail     24 hours                 Provide a response to e-mail questions
service question                                within 24 business hours of the request.
-----------------------------------------------------------------------------------------------------------------------------
Membership Kit         14 business              100% of fulfillment sent within 14                 Weekly Performance
Fulfillment            days or less             business days or less.                             Reports - Fulfillment
                       with a 5-day                                                                Tracking & Inventory
                       goal                                                                        Report
-----------------------------------------------------------------------------------------------------------------------------
Remote                 As needed                Remote escorted monitoring of                      N/A
monitoring                                      Intersections service reps is available for
                                                EQUIFAX on an as needed basis if
                                                requested.
-----------------------------------------------------------------------------------------------------------------------------


                                    Page B-12

The EQUIFAX Customer Service number is (800) 214-8199 and will be answered in a manner to be determined by Equifax. This number will be owned by Equifax and administered by Intersections. Intersections will be responsible for all calls related to the offline Credit Watch product including billing, credit education, fraud assistance, dispute resolution (when available) and membership calls.

                                    Page B-13

                                   Appendix F

                              Service Fee Schedule

         Intersections will provide the services at the following fee schedule:

                                           Amount
                                           ------
One Bureau Kit                              $6.00     per enrollment

One Bureau Quarterly Monitoring             $2.00     per quarterly report

One Bureau Notify Express                   $0.36     per month per enrollee

Customer Service At Equifax Standards       $1.35     per minute

VRU and 800 Line                            At Cost

Data Entry Of Enrollments                   $0.50     per enrollment

Billing services                            $0.25     per transitions plus cost

Intersections will provide the initial design and-development of marketing materials and website. New materials and changes will be charged on a time and material basis at actual out of pocket labor and material cost plus a 50% markup. Equifax must preauthorize additional work in writing.

Intersections will bill customer members on behalf of Equifax and remit net amount due on a monthly basis with summary of members, gross and net revenue including expenses and Intersections charges. Intersections will wire the net amount to Equifax within 10 business days of the month end.

Non-Intersections Service Calls:

         Measured based on the number of
         Non-Intersections Service Calls processed each calendar
         month in which the entire call relates to matters other
         than Intersections Services                               $3.00/call***

         *** This fee will be charged only after the number of Non-Intersections Service calls during the calendar month exceed 15% of total Program inbound call volume and will apply only to the number of calls that exceed the 15% threshold. Non-Intersections Service calls are defined as calls received from Members and answered by the Intersections' Service Center in which none of the caller's inquiries are about the Program and the primary inquiry is regarding another EQUIFAX service.

         As of the effective date of this Agreement, Intersections does not have the online systems capability to identify, track and record Non-Intersections Service calls when they are

                                    Page B-14
received. However, when that online systems capability is developed and tested for accuracy and reliability, Intersections will have the right to charge the fee, subject to at least 1 month's prior written notice to EQUIFAX certifying that testing has been successfully completed.

                                    Page B-15

                                   Appendix G

                                  Report Forms

On a monthly basis Intersections will provide in an electronic media, to be agreed upon, a listing of all members, their gross charges, deductions and Intersections service fee calculation.

Intersections will provide additional information as mutually agreed.

                                    Page B-16

                                   Appendix H

                           Privacy and Opt-Out Notices

                 CREDIT WATCH PRIVACY POLICY AND OPT-OUT NOTICES

         We, Equifax Consumer Services, Inc. and Intersections Inc. (our fulfillment contractor), understand and respect your desire to know how information about you will be collected and used, how that data will be disclosed, who will have access to it, how it will be secured and what choices you have in controlling it. The following statements describe our information privacy policy, specific information practices and opt-out procedures.

                             INFORMATION WE COLLECT

         We collect nonpublic personal information about you such as name, address, driver's license information and e-mail addresses, from the following sources:

         - Information we receive from you, such as when you register for and order services (the "Services") or when you send us e-mail, applications and other forms.

         - Information about your transactions with us, our affiliates or others, such as which products and services you requested.

         - Information we receive from third parties, such as consumer reporting agencies and companies that provide demographic information.

         We use this information to provide you the Services, support for the Services, and information about our Services, as well as for various internal business purposes such as: customer service; fraud prevention; and broadening and improving the services and products we can offer.

                             INFORMATION WE DISCLOSE

         We may disclose any of the information we collect, as described above, to the following types of unaffiliated third parties (companies that are not owned or controlled by us) for various business purposes, including marketing and joint business efforts for other related and unrelated products and services:

         - Financial services providers, such as banks and mortgage lenders.

         - Non-financial companies, such as retailers, direct marketers and publishers.

         -        Others, as permitted by law.

         We may also disclose any of the information we collect to companies that perform marketing services on our behalf and other financial institutions with which we have joint marketing agreements.

                                   Page B-17

         We may also disclose any of the information we collect to affiliates, which are companies that are related to us by common ownership or affiliated with us by common control.

         We may disclose any of the information described above to our affiliates and the types of unaffiliated third parties described above whether you are a consumer who purchases a one-time service, a customer with whom we have an ongoing relationship, or a former customer.

                              YOUR RIGHT TO CHOOSE

         You may direct us not to disclose to nonaffiliated third parties any nonpublic personal information that we collect about you in connection with any of the Services that you obtain from us. This is called "opting out." To do so, you must call us at the following toll-free phone number: (888) 532-0179 and tell us that you want to opt out of such disclosures. Please note that your decision to opt out will not apply to certain disclosures that are specifically permitted by law.

                         KEEPING YOUR INFORMATION SECURE

         Except as set forth in the "INFORMATION WE DISCLOSE" section above, we restrict access to nonpublic personal information about you to only those who have a need to know that information in connection with the purposes for which it is collected and used. Additionally, we maintain physical, electronic, and procedural safeguards to guard nonpublic personal information about you. Further, nonpublic personal information we collect is subject to numerous measures designed to help protect it from unauthorized access or alteration.

                               KEEPING UP-TO-DATE

         We want you to be fully informed about how we will protect your privacy. We may change our privacy policy in the future, but we will not change our practices until we have notified you. You agree that we may notify you of changes in our policy via mail. If you have any questions about our Privacy and Opt Out Notices or about our information practices, you can send us your question by email at customer.care@equifax.com or you may call us at the following toll-free phone number: (888) 532-0179.

         These Notices apply to individuals using the Services for personal, family or household purposes. Certain practices described and rights provided herein may not apply to institutional users or individuals who use the Services for business purposes.

                                    PAGE B-18

                                   EXHIBIT B-1
                        CREDIT WATCH - ONLINE ENROLLMENT

1.       RESPONSIBILITY

Intersections will provide to Equifax a means whereby its Affiliate Partners can via the internet order the Credit Watch (Off-line) service.

2.       DESCRIPTION OF SERVICE

- In connection with the Credit Watch (Off-line) Service, Intersections will design certain online order pages with Equifax branding which Intersections will then host on a separately established webpage to enable online ordering of the Credit Watch (Off-line) Service.

- Equifax will create an electronic link on its Affinity Partners website to enable consumers visiting that website to link over to the Intersections hosted order page and order the Credit Watch (Off-line) Service.

- Equifax will cooperate with Intersections in designing the webpage and in providing the Equifax Marks to be included in the page.

- Equifax shall have final approval of the content of the web pages and shall own all right, title and interest in and to such content.

- Intersections will process the Members enrolling via the Equifax Credit Watch-Online Enrollment in the same manner as they do the consumers enrolling in any other manner for the Equifax Credit Watch (Off-line) Service.

- The planned launch of the Equifax Credit Watch-Online Ordering is December 4, 2001.

-    Equifax Credit Watch(TM) is a trademark of Equifax Inc.

- Equifax will perform the following duties to facilitate Intersections delivery of the Service:

     - Install the link on its Affinity Partners website to facilitate consumers ordering Equifax Credit Watch (Off-line) through that site.

3.       COST/FEES.

                                    Page B-19

This is no separate fee to be paid by either party for this service.

4.       PERFORMANCE STANDARDS/SERVICE LEVELS

In providing the Online Ordering Services, Intersections will comply with
Section 15 (Provisions Relating to Networks and Systems) of the Master Agreement and Exhibit I (Internet Service Standards).

5.       ADDITIONAL TERMS.

-    CUSTOMERS

- Customers ordering the Equifax Credit Watch (Off-Line) Service via the Online Enrollment process shall be considered Equifax customers and Intersections shall use the User Information regarding such customers only to provide the Credit Watch (Off-line) Services hereunder and for no other purpose.

                                    Page B-20

                                    EXHIBIT C

                    ONLINE-DISTRIBUTION OF TRI-BUREAU REPORT

1.       RESPONSIBILITY

Equifax shall provide to Intersections the capability for consumers to order via the internet the Intersections Tri-Bureau credit report for online electronic delivery.

2.       DESCRIPTION OF SERVICE

- Equifax will provide online ordering capability for Intersections Tri-Bureau credit report on its public and Affinity web sites to enable online ordering of Intersections Tri-Bureau Report.

     - To facilitate online purchase of Intersections Tri-Bureau report, Equifax will authenticate the consumer, collect enrollment data, consumer consent, and billing information.

     -    Equifax will then transmit a request for report to Intersections.

     - Intersections will process billing the consumer and create and display the Tri-Bureau report on a stand alone Intersections site or pop up browser which will not have connectivity to the rest of the Intersections website.

     - Intersections shall establish appropriate connectivity to enable it to receive system to system transmission of requests.

- Equifax will provide to Intersections drafts of the webpages' content and Intersections shall review the same and the parties will agree on the appropriate content to be used.

- Intersections shall provide to Equifax the Intersections Marks to be used on the pages.

- Intersections will process and fulfill orders for Members enrolling via the online process in accordance with this Exhibit.

-    The planned launch of the Tri-Bureau Online ordering is January 15, 2002.

3.       COST/FEES.

                                    Page C-1

-    $9.90 per Tri-Bureau report.

- Intersections shall pay to Equifax a commission of the net difference between the retail price realized by Intersections and $9.90 for each Tri-Bureau report purchased through the Equifax web site. Billing (retail) to be done by Intersections with net revenues (net of billing costs) being passed to Equifax as commission.

-    Price includes Equifax, TU and Experian files.

-    Price includes Credit Education (Customer Service) cost.

-    Equifax and Intersections will mutually agree on the retail price

-    Equifax will be responsible for the authentication

-    The Parties shall mutually agree on:

     - Amounts to be paid to Intersections for costs incurred where a credit file(s) is pulled but the Service cannot be delivered to a Member online

     - Whether to offer offline fulfillment of the Service and what fee shall be payable to Intersections with respect to such fulfillment.

4.       PERFORMANCE STANDARDS/SERVICE LEVELS

In providing the Tri-Bureau online Ordering Service Equifax and Intersections shall comply with Section 15 (Provisions Relating to Networks and Systems) of the Agreement and Exhibit J-lnternet Service Standards, the standards set forth in the Privacy and Opt Out Notices on the Equifax public and Affiliate websites, and the Additional Terms below.

5.       ADDITIONAL TERMS

-    CUSTOMERS

- Customers ordering the Tri-Bureau Report via the Online Service shall be considered joint customers of Equifax and Intersections and the parties shall agree on how each may use the User Information relating to such consumers.

-    DETAILED DESCRIPTION

                              TRANSACTIONS REQUEST

- Intersections and Equifax will develop a secure online transaction interface to the Equifax web site for the purposes of requesting and displaying a 3-bureau credit profile.

- Equifax will maintain customer FCRA approval transaction logs in a mutually agreed upon format and will provide log details to Intersections in order to resolve any compliance or audit research.

- Equifax will ensure that requests have passed consumer authentication standards agreed to by Intersections prior to initiating a request.

                                    Page C-2

                                BILLING REQUESTS

- Intersections will use the credit payment information provided by Equifax in the transaction to obtain cybercash (or other agreed upon method) transaction authorization.
- When decline transactions are received Intersections will send a real time credit authorization decline response to Equifax
- After a successful order complete transaction has been sent back to Equifax the debit post transaction will be initiated

                            CREDIT BUREAU PROCESSING

- Profile requests to all bureaus will use Intersections direct to consumer member number or subscriber ID which will result in a soft inquiry under Intersections name.
- Credit profile requests will be sent to each of the three major credit bureaus (Equifax, Experian and Trans Union) and consolidated into an easy to read combined profile.
- Profiles will include the following:
  - a 3 bureau credit profile in easy to read format
  - a list of creditor contact information (when available)
  - an account history summary based on the account information available
- Intersections will utilize the Equifax exclusion rules in conjunction with Intersections exclusion rules to ensure the profile qualifies for on-line presentment
- An order complete transaction will be sent back to the Equifax gateway when the profile is ready for display to the customer.
- When a member requests a view of their tri-bureau profile a PDF display request will be sent to Intersections.
- Profiles will be maintained on the Intersections system for a period of 45 days in order to provide access to the data from the Equifax Member Center and Intersections Credit Education Specialists.
- Equifax will not retain or store in electronic systems any of the tri-bureau profile information.

- Transaction Interface
  ---------------------

In order to provide the Online Distribution Services, Equifax and Intersections jointly agree to develop a standard secure transaction gateway. This gateway will utilize a pre-defined set of transactions with associated acknowledgements.

                              EQUIFAX TRANSACTIONS


- Order Request
- Order Status Request
- Order Complete Acknowledgement
- PDF Retrieve Request
- Cancel / Refund Request
- Cancel / Refund Acknowledgement
- System Availability Ping
                                    Page C-3

                           INTERSECTIONS TRANSACTIONS

-    Order Request Acknowledgment
-    Order Status Response
     -    Profile request error response
     -    Profile request exclusion response
     -    Credit authorization decline response
-    Order Complete
-    PDF Retrieve Acknowledgment
-    Tri-bureau profile PDF
-    Credit transaction posting detail (for use by Equifax service)
-    Cancel/ Refund Request
-    Cancel / Refund Acknowledgment
-    System Availability Ping Response

                 PURCHASE, SERVICE AND CANCELLATION PROCEDURES

Intersections will process orders and cancellations based on the guidelines below:

PURCHASE PROCEDURES

1. MARKETING CHANNEL                          PURCHASE TRANSMISSION METHOD

Online web orders only                  Equifax hosts the order, authentication
                                        and credit card entry pages. Consumers
                                        will be linked to an Intersections page
                                        or pop up browser for display of their
                                        report.

CANCELLATION PROCEDURES

The refund policy on transaction sales is "All sales are Final". Consumers who do not accept this policy must be referred to an Intersections manager for final resolution.

                                    Page C-4

SERVICE PROCEDURES

- In order to service customers who purchase tri-bureau profiles Intersections will establish a new 800 service number.

- Members who call this number will be routed to an Intersections managed AT&T network VRU.

- Based on VRU entries by the member the service call will be routed by AT&T to the appropriate Equifax or Intersections Service location.

- VRU options and costs will be jointly agreed upon by Equifax and Intersections

-    Hours of service will be 8:00 AM to 8:00 PM Monday through Friday.

- Intersections agrees that the 800 number assigned for service under this agreement will be managed by Intersections and that Equifax at its request may assume responsibility and ownership for the number. Intersections agrees to cooperate and assist in the movement of the 800 number to Equifax at such time.

-    The Customer Service number referred to in this section is (800) 226-3736.

                                    Page C-5

                                    Exhibit D
                       New Product Development Cooperation

Objective: To create new revenue opportunities by developing and offering products that leverage/reinforce the "brand" of the two companies, utilize existing technology and fulfillment capabilities, enable each party to cover their direct operating costs, and produce returns acceptable to both parties.

Strategy: For each product, develop a detailed description of the offering, identify all direct costs to fulfill/deliver, establish mutually agreeable service levels, and identify additional terms as appropriate.

The parties have agreed to split the income, after all direct costs, 60% to the seller and 40% to the non-selling party unless the parties agree otherwise.

The parties will pursue each of the products/services described below in the priorities indicated by the commence-activity dates and shall work to develop the required detailed description of each offering by the indicated decision-date. The parties recognize that in light of the detailed descriptions the launch dates may change.

For each product that the parties mutually agree to pursue they shall enter into an addendum to this Agreement in the form of Exhibit D-4 or such other writing mutually agreed to and Executed by the Parties that at a minimum contains the information required by Section 6.1.1 of the Agreement and Exhibit D-4.

Project details and timeline:


                                    GROUP A
------------------------------------------------------------------------------
PRODUCT             DESCRIPTION AND COMMENTS                          TIMELINE
-------             ------------------------                          --------
ID Insurance        An insurance policy to help consumers defray      Commence
                    the costs and emotional stress of ID theft.       activity
                                                                      12-04-11
                    Currently offered by Intersections, issue
                    whether to sell from Equifax web site.            Reach go or
                                                                      no-go
                                                                      decision
                                                                      1-15-02

                                                                      Launch
                                                                      2-28-02

DMS Credit          Enabling Intersections to offer DMS "generic"     Commence
Scores              scores on their website as part of an overall     activity
                    score service.                                    2-15-02

                    Service may be expanded to include multiple       Reach go or
                    scores (e.g. Auto, Wireless, etc.) and custom     no-go

                                    Page D-1

                                    GROUP A
------------------------------------------------------------------------------
PRODUCT             DESCRIPTION AND COMMENTS                          TIMELINE
-------             ------------------------                          --------
                    development.                                      decision
                                                                      3-15-02
                    THIS PRODUCT IS SPECIFICALLY SUBJECT TO
                    EQUIFAX RENEGOTIATING CERTAIN OTHER
                    CONSTRAINING OBLIGATIONS.

Monthly 3           A service that tracks changes to all three        Commence
Bureau              credit reports on a monthly and provides          activity
Monitoring          instant messaging to consumers whenever a change  3-15-02
                    has occurred.
                                                                      Reach go
                                                                      or no-go
                                                                      decision
                                                                      5-15-02

Multi-card          An insurance policy (e.g. credit life/health)     Commence
Insurance           that will cover the repayment obligations of      activity
                    multiple credit cards.                            TBD

                                                                      Reach go
                                                                      or no-go
                                                                      decision
                                                                      TBD

Card Registry       A service that provides consumers with credit     Commence
                    card registration and notification for lost/      activity
                    stolen cards.                                     1-01-02

                                                                      Reach go
                                                                      or no-go
                                                                      decision
                                                                      3-01-02

Canadian Market     Offering core products in Canada.                 Commence
                                                                      activity
                                                                      3-15-02

                                                                      Reach go
                                                                      or no-go
                                                                      decision
                                                                      4-15-02

Hispanic Market     Replicating the websites for Spanish speaking     Commence
                    customers/prospects.                              activity
                                                                      4-15-02
                    Expected to broaden/expand penetration of the
                    Hispanic market thereby increasing overall        Reach go
                    revenues with "affinity" groups.                  or no-go
                                                                      decision
                                                                      6-15-02

                                                                      Launch
                                                                      9-30-02


                                    Page D-2

                                    GROUP A
------------------------------------------------------------------------------
PRODUCT             DESCRIPTION AND COMMENTS                          TIMELINE
-------             ------------------------                          --------

Score               Providing consumers with information on their     Commence
Counseling          score, what it means, and how to improve the      activity
                    score over time.                                  2-01-02

                    Potentially offered as part of the Concierge      Reach go or
                    Service or as an enhanced feature of the          no-go
                    "scoring" products.                               decision
                                                                      4-01-02

                    THIS PRODUCT IS SPECIFICALLY SUBJECT
                    TO EQUIFAX RENEGOTIATING CERTAIN
                    OTHER CONSTRAINING OBLIGATIONS.



                                    GROUP B
------------------------------------------------------------------------------
PRODUCT             DESCRIPTION AND COMMENTS                          TIMELINE
-------             ------------------------                          --------
Daily Score         Integrating changes in an individual's score      Commence
Monitoring          (e.g. Beacon or EFX generic) into the             activity
                    Monitoring Service.                               12-04-01

                    THIS PRODUCT IS SPECIFICALLY SUBJECT              Reach go or
                    TO EQUIFAX RENEGOTIATING CERTAIN                  no-go
                    OTHER CONSTRAINING OBLIGATIONS.                   decision
                                                                      1-15-02

                                                                      Launch
                                                                      5-31-02

Daily 3 Bureau      A service that tracks changes to all three        Commence
Monitoring          credit reports daily and provides instant         activity
                    messaging to consumers whenever a change has      3-15-02
                    occurred.
                                                                      Reach go or
                                                                      no-go
                                                                      decision
                                                                      5-15-02

Pre-populated       A capability for consumers to use existing        Commence
Calculators         "calculators" (e.g. loan amortization, score      activity
                    calculation) that are pre-populated with          2-15-02
                    information from the consumer's credit file.
                                                                      Reach go or
                                                                      no-go
                                                                      decision
                                                                      3-15-02

Opt-out             Providing consumers with a service that will      Commence
                    perform the necessary opt-out notifications       activity
                    under a Power of Attorney from the consumer.      TBD

                    May be included in the Concierge Services         Reach go or
                    offering.                                         no-go
                                                                      decision
                                                                      TBD

                                    Page D-3

                                  Exhibit D-1
                   Extension Product Development Cooperation


Objective: To create new revenue opportunities by developing and offering products that leverage/reinforce the "brand" of the two companies, utilize existing technology and fulfillment capabilities, enable each party to cover their direct operating costs, and produce returns acceptable to both parties.

Strategy: For each product, develop a detailed description of the offering, identify all direct costs to fulfill/deliver, establish mutually agreeable service levels, and identify additional terms as appropriate.

The parties have agreed to split the income, after all direct costs, 60% to the seller and 40% to the non-selling party unless the parties agree otherwise.

The parties will pursue each of the products/services described below in the priorities indicated by the commence-activity dates and shall work to develop the required detailed description of each offering by the indicated decision-date. The parties recognize that in light of the detailed descriptions the launch dates may change.

For each product that the parties mutually agree to pursue they shall enter into an addendum to this Agreement in the form of Exhibit D-4 or such other writing mutually agreed to and executed by the Parties that at a minimum contains the information required by Section 6.1.1 of the Agreement and Exhibit D-4.

Project details and timeline:

PRODUCT             DESCRIPTION AND COMMENTS                          TIMELINE
-------             ------------------------                          --------
Opt-in              Providing consumers with a service where they     Commence
                    can input personal information to be used for     activity
                    marketing purposes. All information provided is   1-15-02
                    under the control of the consumer and can be
                    modified at their discretion. Use of the          Reach go or
                    information is also at the direction of the       no-go
                    consumer.                                         decision
                                                                      3-15-02
                    Revenues are earned by marketing lists of
                    consumers to companies and receiving
                    premium rates based on above average
                    consumer interest and response.

Red Fox             Offering a suite of Web-based services under      Commence
                    the banner of providing safety and security on    activity
                    the Internet. Service includes anonymous          1-15-02
                    e-mailing, anonymous and secure purchasing,
                    anti-virus software, firewall software,           Reach go or
                    anonymous surfing, and anonymous delivery         no-go

                                    Page D-4

PRODUCT             DESCRIPTION AND COMMENTS                          TIMELINE
-------             ------------------------                          --------
                    of goods.                                         decision
                                                                      3-15-02

Concierge           A collection of services offered under an         Commence
Services            annual membership framework. Services are         activity
                    yet to be defined.                                3-15-02

                                                                      Reach go or
                                                                      no-go
                                                                      decision
                                                                      5-15-02

                                    Page D-5

                                  Exhibit D-2
                        Product Convergence Cooperation


Objective: To optimize the efficiency and flexibility of the manufacturing, fulfillment and distribution of products/services through a data driven, flexible, common platform. Overall goal is to reduce costs, minimize cannibalization of both parties' products, and maximize product feature/ functionality to create a sustainable competitive position.

Strategy: To utilize the strengths of both parties' technology, market intelligence, customer relationships, and market position to maximize revenue and competitive position.

The parties will pursue each of the products/services described below in the priorities indicated by the commence-activity dates and shall work to develop the required detailed description of each offering by the indicated decision-date. The parties recognize that in light of the detailed descriptions the launch dates may change.

In the event that the parties mutually agree to pursue a convergence process, they shall enter into an addendum to this Agreement in the form of Exhibit D-4 or another writing mutually agreed to and executed by the Parties that at a minimum sets forth the details of such convergence process and its application and contains the information required by Section 6.1.1 of the Agreement and Exhibit D-4, as applicable.

Project details and timeline:

TOPIC               COMMENTS                                          TIMELINE
-----               --------                                          --------
Business            Complete a technology and fulfillment review      Commence
Requirements        to identify the "single, converged" view to be    activity
                    implemented for all new products.                 12-1-01

                    Assess business challenges/requirements for       Complete
                    converging existing products to minimize          requirements
                    market confusion.                                 by 12-31-01

Implementation      Develop detailed plan including tasks,            Complete by
Plan                responsibilities, and timelines.                  1-31-02

Implementation      Integrate all existing products to include        Complete by
                    product presentation (online and offline),        6-30-02
                    marketing materials, website presentation,
                    and fulfillment process.

                                    Page D-6

                                  Exhibit D-3
                         Marketing Channels Cooperation

Objective: To expand the market for direct response products, provided via offline and online delivery channels, by leveraging the assets, relationships, consumer contacts and corporate knowledge of Intersections and Equifax.

Initial Strategy: To utilize Equifax customer relationships and consumer touchpoints to sell Intersections Identity Guard (IDG) product.

Long Term Strategy: Include joint and all other products as appropriate.

The parties will pursue each of the products/services described below in the priorities indicated by the commence-activity dates and shall work to develop the required detailed description of each offering by the indicated decision-date. The parties recognize that in light of the detailed descriptions the launch dates may change.

In the event that the parties mutually agree to pursue one or more of the marketing channels identified below, they shall enter into an addendum to this Agreement in the form of Exhibit D-4 or another writing mutually agreed to and executed by the Parities that at a minimum sets forth the details of such marketing channel strategy and its application and contains the information required by Section 6.1.1 of the Agreement and Exhibit D-4, as applicable.

Project details and timeline:


CHANNEL             COMMENTS                                          TIMELINE
--------            --------                                          --------

Certegy             To create a program to offer IDG to clients of    Commence
                    Certegy under programs. It is anticipated that    activity
                    Certegy will receive a fee and additional client  12-1-01
                    goodwill. Certegy's clients will receive a fee
                    for allowing IDG to be marketed to their          Anticipated
                    customers.                                        first revenue
                                                                      3-31-02

                    Create descriptive package for Certegy to show to clients, agree on commission structure, assign marketing manager, and enlist EFX to assist in selling the concept to Certegy.

Consumer            Create a program to market inbound EFX            Commence
Disclosures &       customers (i.e. consumers) via direct response    activity
Inbound Calls       vehicles.                                         12-01-01

                    Market via Consumer Disclosure mail, VRU          Begin test
                    calls, and direct purchases of consumer credit    2-01-02
                    reports. Conduct extensive/ongoing market
                    tests to maximize the revenue potential.          Roll-out
                                                                      5-01-02

                                    Page D-7

CHANNEL             COMMENTS                                          TIMELINE
--------            --------                                          --------
North America/      Develop a list of the top 100 prospects           Develop plan
Canadian Sales      (excluding current Intersections, Inc.            12-01-01
Force               relationships) to target for consumer product
                    offerings -- online and offline.                  Client calls
                                                                      12-01-01 to
                    Utilize EFX relationships to market an            6-30-02
                    endorsed program to these accounts.

                    Delineate specific relationships within the top
                    100 list for senior EFX executive contact.

Employee            Ensure that EFX and Intersections coordinate      Complete by
Programs            the marketing of products and services to this    12-01-01
                    customer segment.

Financial           Review EFX contacts in Brokerage and              Complete by
Advisor             Financial Services to assist in developing        1-31-02
Programs            programs similar to the AMEX Axfa program.



                                    Page D-8

                                   EXHIBIT D-4

                                [NAME OF SERVICE]

1.       Detailed description of the service to be provided, including:

                  - Identification of each Party's obligations to the other

                  -        Which Party "owns" the product/Service

                  -        Treatment of User Information

                  -        Which Party owns the customers

                  -        Applicability of Privacy Policies

                  -        License of any Marks

                  -        Ownership of Intellectual Property

2.       How are cost incurred and revenues realized to be borne by the Parties

3.       Time table

4. Performance Standards and Service Levels including customer service and any deliverables, etc.:

5.       Other Terms

This Exhibit shall operate as an addendum and amendment to that certain Master Agreement for Marketing, Operational and Cooperative Services entered into by and among Equifax Consumer Services, Inc, Intersections Inc., and CreditComm LLC as of November 27, 2001 (the "Master Agreement"). All terms of the Master Agreement shall remain in full effect except to the extent specifically altered or conflicted by this Exhibit.

EQUIFAX CONSUMER SERVICES INC.             INTERSECTIONS INC.

By:_________________________________       By:__________________________________

Name: ______________________________       Name: _______________________________

Title:______________________________       Title:_______________________________

CREDITCOMM SERVICES, LLC

By:_________________________________

Name: ______________________________

Title:______________________________

                                    Page D-9

                                   EXHIBIT E

                                 DATA AGREEMENT

          [Filed as Exhibit 10.6 to the Registration Statement on Form S-1
                            (File No. 333-111194)]

                                   EXHIBIT F

                          CREDIT MONITORING AGREEMENT

          [Filed as Exhibit 10.7 to the Registration Statement on Form S-1
                            (File No. 333-111194)]

                              Exhibit G

Existing Intersections Clients Using Trans Union Authentication Services


Alisos Credit Union
Boeing Helicopters CU
Bout-Nu Auto Company
CoVest Banc
Elgin State Bank
Glenview State Bank
King County Medical Society Federal Credit Union
Main Line Health Employees Federal Credit Union
The Gardena Friendly FCU
The MFS Group
Trans Union
Intersections Bank - Test Account Only
Intersections Tier2 Bank - Test Account Only

                                    EXHIBIT H

                    INTERSECTIONS WEB SITE HOSTING AGREEMENT

                  This Web Site Hosting Agreement ("Agreement") is made and entered into as of the____ day of__________, 2001 ("Effective Date"), by and between: EQUIFAX INFORMATION SERVICES, INC., a Georgia corporation with its principal place of business at 1550 Peachtree Street, NW, Atlanta, Georgia 30309 ("Equifax"), and Intersections Inc. ("Intersections"). Equifax and Intersections are each referred to as a party and collectively as the "parties."

         1.       SERVICES

                  1.1. Services. In connection with a certain Marketing, Operational and Cooperative Services Agreement, dated as of November 27, 2001 (the "Commercial Agreement"), entered into by Equifax Consumer Services, an affiliate of Equifax, Inc., CreditComm Services LLC, a affiliate of Intersections, and Intersections, Equifax agrees to perform and provide to Intersections, services consisting of non-exclusive electronic access to a digital information processing, transmission and storage system ("Server") to store Intersections's website ("Site") and make the Site available on and via the global computer communications network ("Internet"), all as set forth and specified in this Agreement and Exhibit A ("Services"). Intersections agrees that the Services will not include any website development services, authorship or creation with respect to the Site or other services not specified herein. The Services will be performed utilizing the software and hardware to be purchased and owned and/or licensed by/to Equifax as listed in Exhibit B (the "Equipment Purchase"), as may be modified, updated and/or supplemented by Equifax from time to time. Intersections may request that Equifax modify, update or supplement the software and hardware listed in Exhibit B, which request Equifax will review for approval in good faith; provided, however, that Intersections shall pay Equifax for all charges incurred and/or allocated by Equifax in connection with such modification, update and/or supplement. Notwithstanding the above, this section 1.1 is subject to and limited by Exhibit C, "Transition Period Services."

                  1.2. Availability of Services. Subject to the terms and conditions of this Agreement, Equifax will use commercially reasonable efforts to provide the Services for twenty-four (24) hours a day, seven (7) days a week throughout the term of this Agreement. Intersections agrees that from time to time the Services may be inaccessible or inoperable for any reason, including, without limitation: (i) equipment malfunctions; (ii) periodic maintenance procedures or repairs which Equifax may undertake from time to time; or (iii) causes beyond the control of Equifax or which are not reasonably foreseeable by Equifax, including, without limitation, interruption or failure of telecommunication or digital transmission links, hostile network attacks, network congestion or other failures. Intersections agrees that Equifax does not represent or warrant the availability of Services on a continuous or uninterrupted basis. Equifax will provide Intersections with reasonable advance notice for all scheduled times in which the Services will be inoperable or inaccessible. Promptly after becoming aware that the Services are inoperable or inaccessible due to an unscheduled condition causing inoperability or inaccessibility, Equifax will notify Intersections of the condition. Notwithstanding the above, this section 1.2 is subject to and limited by Exhibit C, "Transition Period Services."

                  1.3. Equifax Materials. In connection with performance of the Services and at the sole discretion of Equifax, Equifax may provide to Intersections certain materials, including, without limitation, computer software (in object code or source code form), data, documentation or information developed or provided by Equifax or its suppliers under this Agreement, domain names, electronic mail addresses and other network addresses assigned to Intersections, and other know-how, methodologies, equipment, and processes used by Equifax to provide the Services to Intersections ("Equifax Materials"). Equifax Materials do not include any software, models, information or other materials licensed to Intersections under the Services Agreement.

                  1.4. Intersections Content. Intersections shall be solely responsible for providing, updating, uploading and maintaining the Site and any and all files, pages, data, works, information and/or materials on, within, displayed, linked or transmitted to, from or through the Site, including, without limitation, trade or service marks, images, photographs, illustrations, graphics, audio clips, video clips, email or other messages, metatags, domain names, software and text ("Intersections Content"). Intersections shall be solely responsible for the maintenance and security of the Site and their systems, including without limitation, content management. The Intersections Content shall also include any registered domain names provided by Intersections or registered on behalf of Intersections in connection with the Services. To the extent that Equifax is required to receive, load or otherwise handle Intersections Content in order to perform the Services, all Intersections Content to be displayed on the Site shall be provided to Equifax in a "server-ready" condition, which is a condition whereby such Intersections Content is compatible with Equifax's software, hardware and other systems and requires no additional manipulation by Equifax; in the event the Intersections Content is not "server-ready", Equifax retains the right to reject such material. Notwithstanding the above, this section 1.4 is subject to and limited by Exhibit C, "Transition Period Services."

         2.       LICENSES AND PROPRIETARY RIGHTS

                  2.1. License of Intersections Content. Intersections grants to Equifax a non-exclusive, non-transferable license, for the term of this Agreement, to copy, display, use and transmit on and via the Internet the Intersections Content in connection with Equifax's performance or enforcement of this Agreement.

                  2.2.     [Section intentionally omitted]

                  2.3. Equifax Proprietary Rights. Equifax retains all right, title and interest (including copyright and other proprietary or intellectual property rights) in the Equifax Materials and all legally protectable elements, derivative works, modifications and enhancements relative to the Equifax Materials (the "Equifax Derivative Materials"). To the extent that ownership of the Equifax Materials do not automatically vest in Equifax by virtue of this Agreement or otherwise, Intersections agrees to transfer and assign to Equifax all right, title and interest in the Equifax Materials and Derivative Materials. Upon any termination or expiration of this Agreement, Intersections shall return all Equifax Materials (including the Equifax Derivative Materials) to Equifax and erase and remove all copies of all Equifax Materials (including the Equifax Derivative Materials) from any computer equipment and media in Intersections' possession, custody or control.

                  2.4. Intersections Proprietary Rights. Intersections retains all right, title and interest (including copyright and other proprietary or intellectual property rights) in the Intersections Content and all legally protectable elements, derivative works, modifications and enhancements relative to the Intersections Content (the "Intersections Derivative Content"). To the extent that ownership of the Intersections Content does not automatically vest in Intersections by virtue of this Agreement or otherwise, Equifax agrees to transfer and assign to Equifax all right, title and interest in the Intersections Content and Intersections Derivative Content. Upon any termination or expiration of this Agreement, Equifax shall promptly return all Intersections Content (including the Intersections Derivative Content) to Equifax and erase and remove all copies of all Intersections Content (including the Intersections Derivative Content) from any computer equipment and media in Equifax's or its agents possession, custody or control.

         3.       SITE AND SERVICES TERMS AND LIMITATIONS

                  3.1. Storage and Security. Equifax will provide Intersections with virtual private networking access to the Server and Site so that Intersections can update and modify the Intersections Content on the Server and Site. Intersections is solely responsible for procuring all "front-end" communications equipment and connections linking Intersections' network to the Internet. Intersections has sole responsibility for maintaining all necessary access control mechanisms and security protocols to ensure the security of and limited availability to the virtual private network access to the Server and Site. Intersections grants Equifax the right to perform security audits of Intersections's systems and procedures to ensure Intersections's compliance with this Section 3.1. Equifax will use commercially reasonable efforts to make a full tape back-up of the Intersections Content on a weekly basis and perform daily incremental tape back-ups of the Intersections Content, with hourly copies of database roll-back log to disk. Notwithstanding the above, this section 3.1 is subject to and limited by Exhibit C, "Transition Period Services."

                  3.2. Acceptable Use Policy. Intersections is solely responsible for all acts, omissions and use of the Services, the Site or any Intersections Content or other content displayed, linked, transmitted through or stored on the Server. Intersections agrees not to engage in unacceptable use of any Services, which includes, without limitation, use of the Services to:
                           (i) disseminate or transmit unsolicited messages, chain letters or unsolicited commercial email; (ii) disseminate, transmit or link to any material that, to Equifax may be abusive, obscene, pornographic, defamatory, harassing, grossly offensive, vulgar, threatening or malicious; (iii) disseminate, transmit or link to files, graphics, software or other material, data or work that actually or potentially infringes the copyright, trademark, patent, trade secret or other intellectual property right of any person; (iv) create a false identity or to otherwise attempt to mislead any person as to the identity, source or origin of any communication; (v) export, re-export or permit downloading of any message or content in violation of any export or import law, regulation or restriction of the United States and its agencies or authorities, or without all required approvals, licenses and/or exemptions; (vi) interfere, disrupt or attempt to gain unauthorized access to any computer system, server, network or account for which Intersections does not have authorization to access or at a level exceeding Intersections's authorization; (vii) disseminate or transmit any virus, trojan horse or other malicious, harmful or disabling data, work, code or program; or
                           (viii) engage in any other activity deemed by Equifax to be in conflict with the spirit or intent of this Agreement or any Equifax policy.

                  3.3. Rights of Equifax. Intersections agrees that Equifax may remove or disable access to all or any portion of the Site or Intersections Content stored on the Server if Intersections or the Intersections Content breaches its obligation under this Agreement or violates any law, rule, regulation or Equifax policy. Equifax has no obligation to monitor the Site or any Intersections Content, but reserves the right in its sole discretion to do so.

                  3.4. No Use of Trademarks or Intellectual Property of Equifax. Intersections has no right to use the Equifax name, logo or any other trademarks or service marks of Equifax in any advertising, signage, marketing materials or other materials in any medium, including without limitation, on the Site, without the express advance written permission of Equifax. Such permission may be given or denied by Equifax in its sole discretion and, if given, will be subject to applicable usage procedures and standards of Equifax.

         4. PAYMENT TERMS. Intersections shall pay Equifax for the Services as follows:

                  4.1. Intersections shall pay Equifax a nonrecurring "set up" fee in the amount of $20,000 ("Nonrecurring Fee") within ten (10) days of the Effective Date of this Agreement.

                  4.2. Beginning on the date that Equifax begins hosting the Site either pursuant to Exhibit C or by providing the Services set forth in this Agreement, but in no event later than six (6) months from the date of this Agreement, pro-rated as applicable in the month hosting begins or on such six month date, Intersections shall pay Equifax a recurring fee in the amount of $10,000 per month ("Recurring Fee") due in advance and payable no later than thirty (30) days after receipt of Equifax's invoice. Such Recurring Fee shall be increased by $4,500 per month (totaling $14,500 per month) effective upon the date of the Equipment Purchase (as set forth in Section 1.1), pro-rated as applicable in the month of purchase.

                  4.3. If ISDN connectivity, toll-free access, international or non-continental service or other extraneous services, facilities or communications connections are provided by Equifax, same will be for a separate charge as invoiced by Equifax, payable by Intersections no later than thirty (30) days after receipt of Equifax's invoice.

                  4.4. In the event that Intersections exceeds the scope of the Services as set forth at Exhibit A, including but not limited to, additional hardware, software or communications equipment, available bandwidth, traffic, etc. ("Additional Charges"), Intersections shall pay Equifax for all charges and expenses incurred or allocated by Equifax and invoiced (payable within thirty (30) days after receipt), and/or such revised Recurring Fee as the parties negotiate in good faith.

                  4.5. Interest will accrue daily on all amounts not timely paid at the rate of 1.5% per month. The prices/fees are exclusive of any federal, state or local sales, excise, use, value-added or other taxes with respect to the Services under this Agreement, which taxes are the sole responsibility of Intersections to pay those taxes, and Equifax may separately invoice them (with the exception of taxes on income of Equifax, which shall at all times remain the responsibility of Equifax).

         5.       LIMITED WARRANTIES AND DISCLAIMER

                  5.1. Equifax Limited Warranties. Equifax warrants that (i) it, and each of the subcontractors that it uses to provide and perform the Services, have the necessary knowledge, skills, experience, qualifications and resources to provide and perform the Services in accordance with this Agreement; (ii) the Services will be performed in a diligent, workmanlike manner which meets or exceeds industry standards applicable to the performance of such services; and (iii) that the Services, throughout the term of this Agreement shall conform substantially to the specifications as set forth in Exhibit A, as subject to and limited by Exhibit C, "Transition Period Services."

                  5.2. Intersections Warranties. Intersections warrants that: (i) it has the power and authority to enter into and perform its obligations under this Agreement; (ii) the Intersections Content does not and shall not contain any content, materials, data, work, trade or service mark, trade name, link, advertising or services that actually or potentially violate any applicable law or regulation or infringe or misappropriate any proprietary, intellectual property, contract or tort right of any person or the terms of this Agreement; and (iii) it owns the Intersections Content and all proprietary or intellectual property rights therein, or has express authorization from the owner to copy, use and display the Intersections Content on and within the Site.

                  5.3. Disclaimer of Warranty. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 5, EQUIFAX MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, CONCERNING ANY SUBJECT MATTER OF THIS AGREEMENT.

         6. LIMITATION OF LIABILITY. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT. MULTIPLE, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR ON ANY OTHER LEGAL OR EQUITABLE GROUNDS. EXCEPT FOR THE FEES AND EXPENSES PAYABLE BY INTERSECTIONS TO EQUIFAX, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN THE AGGREGATE WITH RESPECT TO ANY AND ALL BREACHES AND DEFAULTS UNDER THIS AGREEMENT FOR AN AMOUNT GREATER THAN THE FEES PAID BY INTERSECTIONS TO EQUIFAX DURING THE SIX (6) MONTH PERIOD PRIOR TO ANY ACT OR OMISSION GIVING RISE TO ANY POTENTIAL LIABILITY.

         7.       INDEMNIFICATION

                  7.1. By Intersections. Intersections shall indemnify, defend and hold Equifax and its affiliates harmless upon demand, from and against any and all liabilities, claims, demands, actions, causes of action, suits, costs, damages, compensation, penalties, expenses (including, without limitation, attorney's fees and costs of litigation) and obligations of any kind or nature whatsoever arising out of or related in any way to any claim, demand, suit and/or judgment brought or asserted by any third party against Equifax or any of its affiliates resulting from: (i) Intersections's breach of Section
                           3.2 or its obligations as described and contemplated in Exhibit C; (ii) Intersections' use of the Services or an Internet user's use of the Services or access to the Site; (iii) any allegation that the Site or Intersections Content infringes a third person's copyright, trademark or proprietary or intellectual property right, or misappropriates a third person's trade secrets; or (iii) Intersections's gross negligence or willful misconduct. Intersections agrees that Equifax shall have the right to participate in the defense of any such claim through counsel of its own choosing.

                  7.2. By Equifax. Equifax shall indemnify, defend and hold Intersections harmless upon demand, from and against any and all liabilities, claims, demands, actions, causes of action, suits, costs, damages, compensation, penalties, expenses (including, without limitation, attorney's fees and costs of litigation) and obligations of any kind or nature whatsoever arising out of or related in any way to any claim, demand, suit and/or judgment brought or asserted by any third party against Intersections or any of its affiliates resulting from claims based on (i) any allegation that the Equifax Materials infringe a third person's copyright, trademark or proprietary or intellectual property right, or misappropriates a third person's trade secrets; or (ii) Equifax's gross negligence or willful misconduct. Equifax agrees that Intersections shall have the right to participate in the defense of any such claim through counsel of its own choosing.

         8.       TERM AND TERMINATION

                  8.1. Term. Except as provided in this Section 8, this Agreement shall be for an initial term of five (5) years, commencing with the Effective Date hereof. The Agreement shall automatically renew for successive one (1) year terms unless terminated by either party upon thirty (30) days prior written notice to the other party of its intent not to renew.

                  8.2. Right to Purchase. One (1) year after the Effective Date, Intersections will have the right to purchase from Equifax the hardware, software and other equipment used to provide the Services as identified on Exhibit B (the "System") in order to transfer the System to Intersections. Equifax will only transfer to Intersections the portions of the System that it is permitted to or capable of transferring. If Intersections desires to exercise this option, the parties will negotiate in good faith a mutual agreement for the purchase price for the System, giving consideration to current and future depreciation schedules and transition periods, and all other terms and conditions relating to such purchase; provided, however, that the then current book value of the equipment shall be the primary basis for determination of such purchase price.

                  8.3. Termination. Either party may terminate this Agreement immediately upon the occurrence of any one or more of the following events: (i) any material breach by the other party of any term of this Agreement which such breaching party fails to cure within thirty (30) days of its receipt of written notice of such breach from the nonbreaching party; and (ii) upon the termination or expiration of the Services Agreement.

                  8.4. Rights Upon Termination. In the event this Agreement is terminated for any reason, Intersections shall pay Equifax, on a pro rata basis, for all Services provided to Intersections up to the date of termination.

                  8.5. Impracticability. Notwithstanding anything to the contrary in this Agreement, if the continued provision of all or any portion of the Services becomes impossible, impractical, or undesirable due to a change in applicable federal, state or local laws or regulations, as determined by Equifax in its reasonable judgment, Equifax and Intersections will in good faith renegotiate the affected portion of the Services and this Agreement. Equifax may suspend the affected portion of the Information Services until the parties have completed the renegotiation of the Agreement. Equifax will attempt to provide written notice of its actions as far in advance of the effective date as is reasonably possible under the circumstances.

         9. CONFIDENTIALITY. A party's "Confidential Information" is defined as any confidential or proprietary information of a party that is treated as secret by that party and its affiliates (that is, it is the subject of efforts by that party and its affiliates that are reasonable under the circumstances to maintain its secrecy). Each party will protect the other party's Confidential Information with at least the same level of care that it uses to protect its own information of a similar nature, but in no event less than a reasonable standard of care, and will not disclose that Confidential Information to third parties nor use the other party's Confidential Information for any purpose other than as required to perform under this Agreement. Confidential Information does not include information which (a) is already known by the recipient at the time of disclosure, (b) becomes, through no act or fault of the recipient, publicly known or available, (c) is received by recipient from a third party who had a lawful right to and, without a breach of duty owed to the disclosing party, did disclose such information to it, or
                  (d) is independently developed by recipient without reference to the Confidential Information. Notwithstanding the foregoing, either party may disclose the other party's Confidential Information to its affiliates and/or subcontractors who have a need to know the Confidential Information and who agree to observe and abide by the confidentiality obligations under this Agreement. The restrictions on the Confidential Information will not apply to Confidential Information that is required to be disclosed by a court or government agency; however, the party obligated to disclose the other party's Confidential Information will promptly notify the other party so that it may seek a protective order and will make a reasonable effort itself to obtain a protective order for or otherwise protect the Confidential Information. The parties' confidentiality obligations under this Section 9 will continue indefinitely for so long as the Confidential Information is a trade secret under applicable law and will continue with regard to the Confidential Information that is not a trade secret for two
                  (2) years following the termination of this Agreement, or until that earlier date, if any, when it no longer qualifies as Confidential Information. Each party acknowledges that breach of this Section 9 could cause irreparable harm to the other party for which monetary damages may be difficult to ascertain or an inadequate remedy. Each party therefore agrees that the disclosing party may, in addition to any other rights and remedies, seek injunctive relief for any violation or breach of this Section 9.

         10. DISPUTE RESOLUTION. Any dispute arising out of or relating to this Agreement will be resolved in accordance with the applicable dispute resolution procedures specified in the Services Agreement.

         11.      GENERAL

                  11.1. Assignment. Intersections may not assign this Agreement, or any portion thereof, without the prior written consent of Equifax. Any transaction or series of transactions including, without limitation, any merger, consolidation, or other reorganization of Intersections, or any Intersections affiliate, or any issuance, sale, transfer or redemption of any capital stock of Intersections, or interests in Intersections, that results in a change of control of Intersections, will be deemed to be an assignment of this Agreement. Equifax may subcontract any of the work, services, or other performance required of Equifax under this contract without the consent of Intersections. Equifax will be responsible for all work performed by its subcontractors and agents as if it were performing the work itself.

                  11.2. Consent to Breach Not Waived. Neither party will, by the lapse of time, and without giving written notice, be deemed to have waived any of its rights under this Agreement. No waiver of a breach of this Agreement will constitute a waiver of any prior or subsequent breach of this Agreement.

                  11.3. Notices. Notices must be in writing, must be delivered according to clause (a) or (b) below, and must be delivered to the address set forth on the signature page of this Agreement, or to such other address as a party may designate by notice in accordance with this provision. All notices under this Agreement will be deemed given on the date of delivery (a) by a nationally recognized overnight courier, or (b) by certified mail, return receipt requested.

                  11.4. Force Majeure. Neither party will be liable to the other for any delay or interruption in performance as to any obligation hereunder resulting from governmental emergency orders, judicial or governmental action, emergency regulations, sabotage, riots, vandalism, labor strikes or disputes, acts of God, fires, electrical failure, major computer hardware or software failures, equipment delivery delays, acts of third parties, or delays or interruptions in performance beyond its reasonable control.

                  11.5. Entire Agreement; Amendment. This Agreement and any other agreement, Exhibit or Addendum referenced herein, constitutes the entire agreement of the parties with respect to the subject matter contained herein and may not be amended except by a written agreement that acknowledges modification of this Agreement, and that is signed by an authorized representative of Intersections and of Equifax, or as otherwise expressly provided in this Agreement. This Agreement will not be more strongly construed against either party, regardless of who is more responsible for its preparation.

                  11.6. Severability. If any part of this Agreement is found to be illegal or unenforceable, then that part will be curtailed only to the extent necessary to make it, and the remainder of the Agreement, legal and enforceable.

                  11.7. Applicable Law. This Agreement will be governed solely by the internal laws of the State of Georgia, without regard to principles of conflicts of law.

                  11.8. Independent Contractor. Nothing in this Agreement creates a joint venture, partnership, principal-agent or mutual agency relationship between the parties. No party has any right or power under this Agreement to create any obligation, expressed or implied, on behalf of the other party.

                  11.9. Headings. The titles or captions used in this Agreement are for convenience only and will not be used to construe or interpret any provision hereof.

                  11.10. Service. To maintain quality service, telephone communications with Intersections may be monitored and/or recorded without further notice or disclosure.

                  11.11. Survival. The definitions of this Agreement and the respective rights and obligations of the parties under Sections 2.3, 4, 5, 6, 7, 8.4, 9, 10 and 11 shall survive any termination or expiration of this Agreement.

         IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement below.

             INTERSECTIONS CORPORATION       EQUIFAX INFORMATION SERVICES, INC.
ADDRESS:     PO BOX 222455                   1550 PEACHTREE STREET, NW
             CHANTILLY, VA 20153-2455        ATLANTA, GEORGIA 30309

SIGNED BY:   __________________________      SIGNED BY: ________________________
PRINTED NAME                                 PRINTED NAME:
TITLE:                                       TITLE:

                                    EXHIBIT A
                       HOSTING SERVICES AND SPECIFICATIONS

Notwithstanding the terms below, this Exhibit A is expressly subject to and limited by Exhibit C, "Transition Period Services."

1. Equifax shall make available to Intersections the WebSpace. For purposes of this Exhibit, "WebSpace" shall mean the number of megabytes ("MB") or gigabytes ("GB") of disk storage space per specific Server as set forth below:

      Server                              WebSpace
--------------------------------------------------
Database Server                            50gb
--------------------------------------------------
Application Server                         20gb
--------------------------------------------------
Web Server                                 250mb
--------------------------------------------------

2. Equifax shall make available to Intersections 2000 kilobits per second of bandwidth capacity. For purposes of this Exhibit, "Bandwidth" shall be defined as the total capacity of information which can be carried by a channel of electronic communication, such as T1, ISDN, Frame Relay or other line of communication, as measured in kilobytes per second ("KPS").

3. The Services set forth in Section 1 and 2 of this Exhibit A above are covered by the Recurring Charges. However, as set forth in section 4.4, whenever the bandwidth capacity or WebSpace amount exceeds the amounts set forth in Sections 1-2 above, surcharges above the Recurring Fees ("Additional Charges") shall apply according to Equifax' then current rates.

4. Equifax will provide the hardware and software listed on Exhibit B hereto that is necessary for Intersections to access and receive the information services provided under this Agreement.

5. Intersections will utilize at least 128 bit SSL/TSL or equivalent strength encryption to transmit all Confidential Information to and from Equifax, Intersections and third parties. Intersections shall be responsible for the procurement of SSL digital certificates to be utilized on Equifax's shared web servers. The Services will be provided in a manner that will meet or exceed generally accepted industry standards for Internet security and applicable Equifax policies.

6.       Equifax will provide the following technical support to Intersections:

                  a) provide Intersections a telephone/pager number for direct technical response from knowledgeable and experienced personnel with response times as agreed to by the parties; and

                  b) technical support for system, network and backup/recovery issues.

         The fee to be paid by Intersections for such technical support services shall be $0.00 for the first six calls; and should Intersections require additional technical support, to the extent available and provided by Equifax, Intersections shall pay $250 per hour for such additional support.

7. Equifax will monitor systems for critical device information, such as CPU utilization, using industry standard tools and techniques. Reports on system resources will be made available to Intersections as reasonably requested on an as needed basis.

8. Equifax will make system and network personnel and resources available to assist Intersections with audits for a period of twenty (20) total hours per year. Should Intersections require additional time for audits, Equifax will make these available at a rate of $250 per hour.

9. Equifax will make available to Intersections an Internet capable simple mail transfer protocol server (SMTP) to which to send mail. Intersections understands that their use of this service must comply with Section 3.2 of this document.

10. With respect to the web hosting Services set forth in this Agreement. Equifax shall include Intersections as a covered customer under any "Disaster Recovery" plan Equifax has in place from time to time. The terms and conditions of any such plan shall be determined by Equifax in its sole discretion and may be changed from time to time. Upon occurrence of a "disaster" declared by Equifax, Equifax shall use its commercial best efforts to restore the Services in accordance with Equifax's disaster recovery plan in place at the time of the disaster. Intersections acknowledges that Equifax has made no guaranty or warranted any specific period of time for such recovery, and such period may exceed 120 days or more.

11. Equifax agrees that with respect to the performance of the Services set forth in this Agreement, Equifax shall maintain ICSA or equivalent industry standard penetration testing to ensure network integrity and will re-certify same on an annual basis.

12. The parties agree that within thirty (30) days from the date hereof, the parties will mutually agree upon additional service level obligations, which obligations will be (a) consistent with the service levels set forth in Exhibit I of the Services Agreement but only to the extent such levels are appropriate and applicable to the hosting services set forth in this Agreement, and (b) to the extent not inconsistent with the service levels currently set forth herein.

                                    EXHIBIT B

                              HARDWARE AND SOFTWARE

HARDWARE (Web Servers, Application Servers, Database Servers, Development
Servers)

         Four Sun 420R (or equivalent) servers

                  - Two configured with Sun Cluster and Oracle 8.1.X, with 50gb shared DASD:

                           - DASD to be configured in a RAID1 fashion;

                  - Two configured with IBM WebSphere Application Server,
                    Advanced Edition Cabinets

SOFTWARE

         Equifax standard backup software;
         Solaris 8;
         WebSphere Application Server, Advanced Edition

                                    EXHIBIT C
                           TRANSITION PERIOD SERVICES

         In order to accommodate the request of Intersections, for a period of up to six (6) months from the Effective Date of this document, Intersections may utilize the Equifax Internet facility for hosting purposes only.

1. Intersections shall be responsible for the shipment and installation of all hardware, software and other necessary equipment. The hardware will remain property of Intersections and shall be returned upon request, with shipment covered at Intersections' expense. Equifax will provide environmentally controlled datacenter floor space, power and network connectivity.

2. Intersections shall be responsible for all maintenance of hardware and software on their equipment.

3. Intersections shall be responsible for the system administration, maintenance and security of their equipment, including but not limited to backup and recovery.

4. Bandwidth capacity shall be limited as set forth in Sections 1-2 above, and the surcharges above the Recurring Fees ("Additional Charges") shall apply according to Equifax's then current rates.

5. Equifax will provide "remote hands" for Intersections for a period of up to 1 hour per week of this agreement. The remote hands service shall be limited to power cycling hardware and exchanging tapes pursuant to Intersections' written documentation. Equifax will ship Intersections' tapes off site upon request using its standard provider for these services.

6. Intersections will utilize at least 128 bit SSL/TSL or equivalent strength encryption to transmit all Confidential Information to and from Equifax, Intersections and third parties. Intersections shall be responsible for the procurement of SSL digital certificates. The Services will be provided in a manner that will meet or exceed generally accepted industry standards for Internet security and applicable Equifax policies.

7. Equifax will not monitor systems hosted under this transition services arrangement.

During this transition period, with period shall end on that date which is mutually agreed by the parties (not to exceed 6 months from the Effective Date), Equifax shall only be responsible for providing environmentally controlled datacenter floor space, power and network connectivity, and the obligations in 5 above. ALL OTHER OBLIGATIONS SET FORTH IN THIS AGREEMENT FOR PERFORMING THE SERVICES SHALL BE, DURING SUCH TRANSITION PERIOD, THE RESPONSIBILITY OF INTERSECTIONS AND NOT EQUIFAX. Equifax shall not be held liable for any loss arising in any way out of actions, or in-actions, that are the responsibility of Intersections during such transition period.

                                    EXHIBIT I
                           Internet Service Standards


o Maintain ICSA or equivalent industry standard penetration testing to ensure network integrity. (Re)certified on an annual basis.

o Maintain a service standard of 24/7 site uptime at least 99% of the time, exclusive of the scheduled maintenance, measured from the Telus Switch/Router (ISP) to the web site. Each party will provide a URL for the other party to ping to ascertain site availability.

o Neither party may make changes to the portions of their web sites used in providing a Service or other obligation under this Agreement without the other party's approval.

o Neither party may provide direct links from the portions of their web sites used in providing a Service or other obligation under this Agreement to any third party sites without the other party's approval.

o Ensure that all private (non-public personal) information will be collected utilizing the highest industry-standard encryption available.

o In the event that a party suffers a security violation, the other party may immediately suspend its service. The party may maintain such suspension of service until such time as the party suffering the security violation has implemented mutually acceptable remedial action to the other party's reasonable satisfaction.

o    Transmit reports in a secure manner.

o Maintain a 24/7/365 operations support team(s) that can be reached by pager and phone.

o Provide the other party with immediate notification of security breaches and technical failures as defined below 24/7/365.

o    Provide, for a T1 enabled connection, a response time of:

     o     Transaction-based pages - 5 seconds

     o     Non-transaction-based pages - 3 seconds

     o     Generation and presentation of profiles (1B & 3B) and CQCU -
           60 seconds

     NOTE: Third party dependent transaction-based pages (e.g. CyberCash, Authentication) are excluded.

o All customer-impacting site maintenance performed will occur during mutually agreed times and will be pre-scheduled two (2) weeks in advance.


    EVENT                            RESPONSE                             INTERVAL
    -----                            --------                             --------
CATEGORY 1 VERY     If the party on whose network or web site(s)      The parties will
HIGH PRIORITY:      the problem occurs detects the problem they       communicate every
                    will notify the other party as soon as the        30 minutes until the
                    problem is validated.                             root cause is
                                                                      identified. Once it
Service shutdown    If a party detects the problem on the other       is identified the
or severe
restrictions
in the

                                    Page I-1

EVENT               RESPONSE                                          INTERVAL
-----               --------                                          --------
Service that        party's network or web site(s) they will report   interval of calls will
prevent Productive  it to the other party as soon as the problem      be set at that time.
Use. Any suspected  is identified.
security issue
                    The party on whose network or web site(s) the
                    problem occurs will provide the following:

                         Time event occurred & incident ID
                         Nature of the problem and likely impact
                    for customer services if known
                         Estimate of time to correct.

                    All patches, work around or temporary fix
                    Must occur within 2 hours.

                    If the party on whose network or web site(s) the problem occurs works on issue for 15 minutes and if no fix escalate to its operations Manager

                    Final fix, update or major release and/or
                    Update manuals should occur within 5
                    Calendar days.

                    Written root cause analysis will be sent to the Customer within 2 business days of the final fix

CATEGORY 2          If the party on whose network or web site(s)      The parties will
HIGH PRIORITY:      the problem occurs detects the problem they       communicate every
                    will notify the other party as soon as the        30 minutes until the
Severe loss of      problem in validated.                             root cause is identified.
Service                                                               Once it is identified
functionality       If a party detects the problem on the other       the interval of calls will
and/or significant  party's network or web site(s) they will          be set at that time.
restrictions on     report it to the other party as soon as
use of the          the problem is identified.
Service.
                    The party on whose network or web site(s) the
                    problem occurs will provide the following:
                         Time event occurred & incident ID
                         Nature of the problem and likely impact
                    for customer services if known.
                         Estimate of time to correct.

                    All patches, work around or temporary fix
                    Must occur within 12 hours


                                    Page I-2

        EVENT                           RESPONSE                     INTERVAL
        -----                           --------                     --------
                     If the party on whose network or web site(s)
                     the problem occurs works on issue for 30
                     minutes and if no fix escalate to its
                     operations Manager

                     Final fix, update or major release and/or
                     Update manuals should occur within 7 Calendar days.

                     Written root cause analysis will be sent to the Customer within 2 business days of the final fix

CATEGORY 3           If the party on whose network or web site(s)  The parties
MEDIUM PRIORITY:     the problem occurs detects the problem they   will
                     will notify the other party as soon as the    communicate
Any individual or    problem is validated.                         every 1 hour
group of functions                                                 until the
of the Service is    If a party detects the problem on the other   root cause
not performing       party's network or web site(s) they will      is
properly             report it to the other party as soon as the   identified.
                     problem is identified.                        Once it is
                                                                   identified
                     The party on whose network or web site(s)     the interval
                     the problem occurs will provide the           of calls
                     following:                                    will be set
                                                                   at that
                       Time event occurred & incident ID           time.
                       Nature of the problem and likely impact
                     for customer services if known.
                       Estimate of time to correct

                     All patches, work around or temporary fix
                     Must occur within 2 calendar days

                     If the party on whose network or web
                     site(s) the problem occurs works on issue for 1 hour and if no fix escalate to its Operations manager

                     Final fix, update or major release and/or
                     Update manuals should occur with 15
                     Calendar days.

                     Written root cause analysis will be sent to the Customer within 2 business days of the final fix

                                    Page I-3

                                    Page I-4

                               ADDENDUM NUMBER TWO
                                       TO
                         MASTER AGREEMENT FOR MARKETING,
                      OPERATIONAL AND COOPERATIVE SERVICES

         THIS ADDENDUM NUMBER TWO ("ADDENDUM") to the Master Agreement for Marketing, Operational and Cooperative Services dated as of November 27, 2001 (the "MASTER AGREEMENT") among Equifax Consumer Services, Inc., a Georgia corporation ("EQUIFAX"), Intersections Inc., a Delaware corporation and CreditComm Services LLC, a Delaware limited liability company, is made as of May 31, 2002. Intersections Inc. and CreditComm Services LLC are collectively referred to herein as "INTERSECTIONS" and shall be jointly and severally responsible for all obligations of Intersections hereunder. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

         WHEREAS, the Agreement sets forth the terms and conditions on which the parties are to provide specified services to one another and to their respective Users; and

         WHEREAS, the parties desire to provide similar services to customers of third parties, initially including Capital One Bank and certain affiliates, under private labeling arrangements; and

         WHEREAS, the parties intend to establish the terms and conditions on which they will provide such similar services;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Private Labeling Services. Each private labeling service opportunity proposed by either party shall be deemed a Cooperative Opportunity and shall be promptly and diligently evaluated by the parties as such, but without reference to the timing requirements of Section 6.1.1 of the Master Agreement. If the parties agree to pursue any such Cooperative Opportunity, they shall document such agreement in the form of a "PROJECT AGREEMENT" that (i) makes reference to this Addendum, (ii) provides the terms and conditions set forth in clauses (a) through (k) of Section 6.1.1 of the Master Agreement, provided that inapplicable terms may be omitted, and (iii) includes as an annex the underlying agreement for services to be provided to the third party. The Project Agreement for the Capital One project is attached hereto as Exhibit A.

2. Master Agreement. Except as specifically set forth in this Addendum, this Addendum supplements and is incorporated into, but does not alter or supersede, the Master Agreement. Except as specifically set forth in a Project Agreement, no Project Agreement shall supersede or amend this Addendum or the Master Agreement. Each Project Agreement shall be deemed to be an Exhibit to the Master Agreement for purposes thereof. Services provided by

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

Intersections pursuant to a Project Agreement shall be deemed to be Intersections Services, and services provided by Equifax pursuant to a Project Agreement shall be deemed to be Equifax Services, for all purposes under the Master Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective authorized representatives.

EQUIFAX, CONSUMER SERVICES INC.              INTERSECTIONS INC.

By:                                          By:
   -------------------------------              -------------------------------
Name:                                        Name:
     -----------------------------                -----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------


                                             CREDITCOMM SERVICES, LLC.

                                             By:
                                                ------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ----------------------------

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